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                    WELLPOINT 401(k) RETIREMENT SAVINGS PLAN



                       Generally Effective January 1, 1997
                      (As Amended through January 1, 2001)


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                    WELLPOINT 401(k) RETIREMENT SAVINGS PLAN

                                TABLE OF CONTENTS

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ARTICLE I HISTORY.................................................................................................1


ARTICLE II DEFINITIONS............................................................................................1

         2.01         "Account"...................................................................................1
         2.02         "Active Participant"........................................................................1
         2.03         "Affiliated Company"........................................................................2
         2.04         "Annuity Starting Date".....................................................................2
         2.05         "Beneficiary"...............................................................................2
         2.06         "Code"......................................................................................2
         2.07         "Committee".................................................................................2
         2.08         "Company"...................................................................................2
         2.09         "Compensation"..............................................................................2
         2.10         "Deferral Rate".............................................................................4
         2.11         "Directors".................................................................................4
         2.12         "Eligible Employee".........................................................................4
         2.13         "Employee"..................................................................................4
         2.14         "ERISA".....................................................................................4
         2.15         "401(a)(17) Limit"..........................................................................4
         2.16         "Highly Compensated Employee"...............................................................5
         2.17         "Hour of Service"...........................................................................5
         2.18         "Leased Employee"...........................................................................5
         2.19         "Non-Highly Compensated Employee"...........................................................5
         2.20         "Participant"...............................................................................5
         2.21         "Participating Company".....................................................................6
         2.22         "Plan"......................................................................................6
         2.23         "Plan Year".................................................................................6
         2.24         "Regulation"................................................................................6
         2.25         "Remuneration"..............................................................................6
         2.26         "Temporary Employee"........................................................................6
         2.27         "Trust Agreement"...........................................................................6
         2.28         "Trustee"...................................................................................6
         2.29         "Valuation Date"............................................................................6
         2.30         "WellPoint Common Stock"....................................................................7
         2.31         "WellPoint Common Stock Fund"...............................................................7
         2.32         "Year of Service"...........................................................................7

ARTICLE III SERVICE...............................................................................................7

         3.01         Hour of Service.............................................................................7
         3.02         Year of Service.............................................................................7
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         3.03         One Year Period of Severance................................................................7
         3.04         Severance from Service Date.................................................................7
         3.05         Reemployment Date...........................................................................8
         3.06         Military Service............................................................................8
         3.07         One Month of Service........................................................................8
         3.08         AHI Healthcare Corporation..................................................................8
         3.09         Sharp Hospitals.............................................................................8
         3.10         Massachusetts Mutual Life & Health Benefits Management......................................9
         3.11         Cost Care, Inc. and John Hancock Mutual Life Insurance Company..............................9
         3.12         1997 Transition Rule for Service Crediting for Former Cost Care and Hancock Employees.......9
         3.13         NCPPO.......................................................................................9
         3.14         Rush Prudential.............................................................................9
         3.15         Rx American, LLX...........................................................................10

ARTICLE IV PARTICIPATION.........................................................................................10

         4.01         General Rule...............................................................................10
         4.02         Status.....................................................................................10
         4.03         Rehire and Reinstatement...................................................................10

ARTICLE V CONTRIBUTIONS..........................................................................................10

         5.01         Salary Deferral Contributions..............................................................10
         5.02         Matching Contributions.....................................................................11
         5.03         Special Contributions......................................................................14
         5.04         Rollover Contributions.....................................................................14
         5.05         Trust-to-Trust  Transfers..................................................................14
         5.06         Restoration................................................................................14
         5.07         Deductibility..............................................................................15
         5.08         Mistake of Fact............................................................................15
         5.09         Limits.....................................................................................15
         5.10         Bonus Contribution.........................................................................15

ARTICLE VI INVESTMENT FUNDS AND WELLPOINT COMMON STOCK...........................................................16

         6.01         Individual Direction of Investments........................................................16
         6.02         WellPoint Common Stock Fund................................................................16
         6.03         Purchase Price.............................................................................16
         6.04         Voting and Tender Offers...................................................................17
         6.05         Restriction on Liquidation of Units in a WellPoint Common Stock Fund.......................18
         6.06         Responsibility.............................................................................18

ARTICLE VII VALUATION............................................................................................18

ARTICLE VIII VESTING.............................................................................................19

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ARTICLE IX IN-SERVICE WITHDRAWALS................................................................................19

         9.01         Age 59-1/2.................................................................................19
         9.02         Rollover Account Withdrawals...............................................................19
         9.03         Post-Tax Contributions.....................................................................19
         9.04         Hardship Withdrawals.......................................................................20
         9.05         Form.......................................................................................21

ARTICLE X LOANS..................................................................................................21

         10.01        Authorization..............................................................................21
         10.02        Amount.....................................................................................21
         10.03        Maximum Number.............................................................................21
         10.04        Application and Note.......................................................................22
         10.05        Individual Account.........................................................................22
         10.06        Interest...................................................................................22
         10.07        Repayment..................................................................................22
         10.08        Default....................................................................................22
         10.09        Guidelines.................................................................................22

ARTICLE XI DISTRIBUTION OF BENEFITS..............................................................................22

         11.01        Date Benefits Become Distributable.........................................................22
         11.02        Date Benefits Will Be Distributed..........................................................23
         11.03        No Election................................................................................23
         11.04        Retroactive Payment........................................................................23
         11.05        Inability to Locate Recipient..............................................................23
         11.06        Distribution to Minor or Incompetent.......................................................23
         11.07        Small Account..............................................................................24
         11.08        Form of Distribution.......................................................................24
         11.09        Distributions from the WellPoint Common Stock Fund.........................................24
         11.10        Direct Rollover............................................................................24
         11.11        General Waiver of 30-Day Requirement.......................................................25
         11.12        Special Waiver of 30-Day Requirement.......................................................25

ARTICLE XII BENEFICIARY DESIGNATIONS.............................................................................26

         12.01        All Participants...........................................................................26
         12.02        Married Participants.......................................................................26
         12.03        Ineffective Designation....................................................................26

ARTICLE XIII CLAIMS PROCEDURE....................................................................................27

ARTICLE XIV ALIENATION AND QUALIFIED DOMESTIC RELATIONS ORDERS...................................................27

         14.01        Prohibition................................................................................27
         14.02        Qualified Domestic Relations Order.........................................................27

ARTICLE XV ADMINISTRATION........................................................................................27

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         15.01        Committee..................................................................................27
         15.02        Power......................................................................................28
         15.03        Indemnification............................................................................28
         15.04        Expenses...................................................................................28

ARTICLE XVI AMENDMENTS...........................................................................................28

         16.01        Directors..................................................................................28
         16.02        Officers...................................................................................28
         16.03        Effect.....................................................................................29

ARTICLE XVII TERMINATION, MERGER AND TRANSFER....................................................................29

         17.01        Participating Companies....................................................................29
         17.02        Company....................................................................................29
         17.03        Determination of Partial Termination.......................................................29
         17.04        Mergers and Transfers......................................................................29

ARTICLE XVIII MISCELLANEOUS......................................................................................30

         18.01        Limitation of Rights.......................................................................30
         18.02        Satisfaction of Claims.....................................................................30
         18.03        Construction...............................................................................30
         18.04        Severability...............................................................................30
         18.05        Source of Benefits.........................................................................30

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APPENDIX I            TESTING SALARY DEFERRAL AND MATCHING CONTRIBUTIONS


APPENDIX II:          LIMITATIONS ON ALLOCATIONS


APPENDIX III:         TOP HEAVY PROVISIONS


APPENDIX IV:          PARTICIPATION OF UNICARE FINANCIAL CORP. EMPLOYEES


APPENDIX V:           PARTICIPATION OF COST CARE INC. EMPLOYEES


APPENDIX VI:          PARTICIPATION OF JOHN HANCOCK MUTUAL LIFE
                      INSURANCE EMPLOYEES


APPENDIX VII:         PARTICIPATING COMPANIES


APPENDIX VIII:        DISTRIBUTIONS PROVISIONS


APPENDIX IX:          MERGER OF NATIONAL CAPITAL PREFERRED PROVIDER
                      ORGANIZATION, INC. 401(k) PLAN


APPENDIX X:           MERGER OF RUSH PRUDENTIAL HEALTH PLANS RETIREMENT PLAN

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                    WELLPOINT 401(k) RETIREMENT SAVINGS PLAN



                                    ARTICLE I

                                     HISTORY

     Effective July 1, 1992, Blue Cross of California adopted the Salary Deferral Savings Program of Blue Cross of California. This plan received a favorable IRS determination letter in November of 1995, and was subsequently amended. In 1996, the name of the plan was changed to Salary Deferral Savings Program of WellPoint Health Networks Inc. Effective November 1, 1998, the name of the plan was changed to WellPoint 401(k) Retirement Savings Plan ("Plan").

     Effective January 1, 1997, or as otherwise specifically indicated below, this document constitutes a complete amendment and restatement of the Plan. The principal purposes of this amendment and restatement are to update the Plan for technical and legislative changes, to incorporate changes made to the Plan after the 1995 IRS determination letter referred to above, and to document the mergers of the Cost Care Inc. Savings Plan ("Cost Care Plan"), a portion of The Investment-Incentive Plan for John Hancock Employees (which portion is hereafter referred to as the "Hancock Plan"), the National Capital Preferred Provider Organization, Inc. 401(k) Plan and the Rush Prudential Health Plans Retirement Plan into this Plan.

     The rights and benefits of a Participant in this Plan who ceased to be an Employee before January 1, 1997 will be determined in accordance with the provisions of the Plan in effect on the date on which that Participant ceased to be an Employee, and any provisions of this Plan that are specifically made effective to such date.





                                   ARTICLE II

                                   DEFINITIONS

     This Plan is subject to technical restrictions that are outlined in Appendices which, by this reference, are incorporated into the Plan. Terms that are used in a single Article or Appendix are generally defined in that Article or Appendix. The following terms are used throughout the Plan.

     2.01 "ACCOUNT" means the value of all Accounts maintained on behalf of a Participant or Beneficiary. An Account may include a Special Contributions Account, a Salary Deferral Contributions Account, Matching Contributions Accounts, a Loan Account, Rollover Accounts, a Profit Sharing Contributions Account, and a Post-Tax Contributions Account.

     2.02 "ACTIVE PARTICIPANT" means a Participant with a Salary Deferral Contribution election currently in effect.

                                       1.

     2.03 "AFFILIATED COMPANY" means a Participating Company and, with respect to a Participating Company, (i) any corporation that, pursuant to Section 414(b) of the Code, is a member of a controlled group of corporations of which the Participating Company is a member; (ii) any employer that, pursuant to Section 414(c) of the Code, is under common control with the Participating Company;
(iii) any employer that, pursuant to Section 414(m) of the Code, is a member of an affiliated service group of which the Participating Company is a member and
(iv) any employer that, pursuant to Section 414(o) of the Code, is required to be aggregated with the Participating Company.

     2.04 "ANNUITY STARTING DATE" means the first date for which an amount is payable as an annuity or, in the case of a benefit not payable as an annuity, the first day on which all events have occurred that entitle a Participant, or Beneficiary, as the case may be, to a benefit under this Plan.

     2.05 "BENEFICIARY" means the person(s) or entity entitled to receive a Participant's Account if the Participant dies before distribution of his or her entire Account.

     2.06 "CODE" means the Internal Revenue Code of 1986, as amended.

     2.07 "COMMITTEE" means the entity that, pursuant to Article XV, administers the Plan.

     2.08 "COMPANY" means, effective May 20, 1996, WellPoint Health Networks Inc. or a successor to all or a major portion of the assets or business of WellPoint Health Networks Inc. that, by appropriate action, adopts the Plan.

     2.09 "COMPENSATION" means all regular base earnings paid by a Participating Company.

     (a) AMOUNTS INCLUDED. A reference to Compensation also includes, but is not limited to, the following items, subject to subsection (c):


          (1)  vacation pay;

          (2)  salary continuance (other than severance);

          (3)  sick leave paid by a Participating Company;

          (4) salary deferrals under the WellPoint Health Networks Inc. Comprehensive Executive Non-Qualified Retirement Plan;

          (4)  sales commissions;

          (5)  overtime;

          (6) elective contributions that are not includible in income under Code Sections 125, 402(e)(3), 402(h) or 403(b);

          (7) all bonuses (other than starting bonuses) and incentive payments (other than Instabucks);

                                       2.

          (8) pay in-lieu-of Blue Cross days that are unused at a Participant's termination of employment occurring in the period starting January 1, 2000 and ending February 27, 2001; and

          (9) pay in-lieu-of vacation days or floating holidays that are unused at a Participant's termination of employment prior to 1998 or occurring in the period starting January 1, 2000 and ending February 27, 2001.

     (b)  EXCLUSIONS. Base earnings does not include:

          (1)  severance pay;

          (2)  imputed income;

          (3)  moving expenses;

          (4) awards (including, but not limited to, Honor, Impact, Recognition, car pool, and general awards); or

          (5)  payments made under any group insurance plan.

     (c) EXCEPTIONS. Compensation shall not include any pay in-lieu-of vacation days, floating holidays, or Blue Cross days that are unused at terminations of employment occurring on and after February 28, 2001.

          Prior to January 1, 2001, the definition of Compensation read as follows:

          "COMPENSATION" means all regular base earnings paid by a Participating Company, which includes vacations, pay in-lieu-of vacation or floating holidays (if pay in-lieu-of vacation or floating holidays was paid before January 1, 1998), salary continuance (other than severance), and sick leave paid by a Participating Company. Compensation also includes sales commissions, overtime, elective contributions that are not includible in income under Code Sections 125, 402(e)(3), 402(h) or 403(b), and all bonuses (except starting bonuses) and incentive payments (except Instabucks).

          (a) EXCLUSIONS. Compensation does not include severance pay, imputed income, moving expenses, payments made under any group insurance plan, or effective January 1, 1998, pay in lieu of vacation or floating holidays.


          (b) LIMIT. With respect to any Plan Year, the annual Compensation of any Participant taken into account pursuant to this definition will not exceed $150,000 (indexed).


     2.10 "Deferral Rate" means the percentage of Compensation that a Participant elects to defer as described in Section 5.01.

     2.11 "DIRECTORS" means the Board of Directors of the Company.

     2.12 "ELIGIBLE EMPLOYEE" means an Employee of a Participating Company, other than (i) an Employee who has not attained the age of eighteen (18), (ii) a Leased

                                       3.

Employee, (iii) a Temporary Employee, (iv) a non-resident alien who receives no earned income from sources within the United States, and (iv) an Employee whose employment is governed by the terms of a collective bargaining agreement, unless a Participating Company is a party to the agreement and the agreement provides for coverage of the Employee under this Plan.

     An Eligible Employee does not include (and has not at any time included) any individual during any period that individual is not classified or treated by an Affiliated Company as a common-law employee of an Affiliated Company, without regard to whether such individual is subsequently determined to have been a common-law employee of an Affiliated Company.

     Notwithstanding anything to the contrary in any Plan document, the collective bargaining agreement between Blue Cross of California and the Office and Professional Employees International Union Local 29, AFL-CIO that became effective November 16, 1994 governs the determination as to whether individuals covered by that agreement for the period beginning November 16, 1994 and ending on the date that the terms of that agreement expire are Eligible Employees for purposes of the participation provisions of the Plan.

     2.13 "EMPLOYEE" means a person who is employed by an Affiliated Company and any Leased Employee.

     2.14 "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     2.15 "401(a)(17) Limit" means the indexed limit on compensation that may be taken into account under the Plan as provided under Section 401(a)(17) of the Code.

     2.16 "HIGHLY COMPENSATED EMPLOYEE" means (i) any 5% owner during the current Plan Year or the preceding Plan Year (the "lookback year") and (ii) any Employee receiving Remuneration from a Participating Company in the lookback year in excess of $80,000 as indexed pursuant to Code Section 414(q) and, if elected by the Company, who was in the top 20% of Employees ranked by Remuneration.

     2.17 "HOUR OF SERVICE" is defined in Article III.

     2.18 "LEASED EMPLOYEE" means an individual who is not otherwise an Employee and who, pursuant to Code Section 414(n), performs services under primary direction or control of the Participating Company on a substantially full-time basis. Notwithstanding the foregoing, an individual will not be treated as a Leased Employee for a Plan Year for nondiscrimination testing or for any other purpose if either (a) or (b) below is applicable for that Plan Year:

          (a) SAFEHARBOR PLAN. The individual is covered by a money purchase pension plan maintained by the leasing organization meeting the requirements of Code Section 414(n)(5)(B), and leased employees (determined without regard to this exception) do not constitute more than 20% of all Non-Highly Compensated Employees of All Affiliated Companies.


          (b) RECORDKEEPING EXCEPTION. The Committee has not been notified by the individual that the individual is a leased employee, the qualified plans (within the meaning of Code Section 401(a)) that are maintained by each Affiliated Company exclude leased employees

                                       4.

from participation, none of these plans is top heavy (within the meaning of Code
Section 416), and the number of leased persons who, during that Plan Year, perform at least 1500 Hours of Service of work described in Code Sections 414(n)(2)(A) and (C) for any Affiliated Company is less than 5% of the number of Employees (excluding leased persons and Highly Compensated Employees) covered by the qualified plans (within the meaning of Code Section 401(a)) of all Affiliated Companies at any time during the Plan Year.


     2.19 "NON-HIGHLY COMPENSATED EMPLOYEE" is an Employee who is not a Highly Compensated Employee.

     2.20 "PARTICIPANT" means (i) any Eligible Employee who becomes a Participant under Article IV or Article V and retains an Account under the Plan and (ii) any individual not described in clause (i) who had an account balance in another tax-qualified retirement plan as of the date such plan is merged with the Plan, but only for the period the individual retains an Account under the Plan.

     2.21 "PARTICIPATING COMPANY" means the Company and any other company that is authorized in writing by the Directors or by an officer of the Company at the level of Senior Vice President or above to participate in the Plan, and that elects to participate in the Plan on behalf of its Eligible Employees. Entities that are Participating Companies as of January 1, 2001 are listed in the Participating Companies Appendix to this Plan.

     2.22 "PLAN" means, effective November 1, 1998, the WellPoint 401(k) Retirement Savings Plan as amended from time to time. Prior to November 1, 1998, the name of the Plan was the Salary Deferral Savings Program of WellPoint Health Networks Inc.

     2.23 "PLAN YEAR" means the calendar year.

     2.24 "REGULATION" means Treasury Regulations issued under provisions of the Internal Revenue Code.

     2.25 "REMUNERATION" means compensation as defined in Code Section 415(c)(3) and in accordance with Treasury Regulation sections 1.415-2(d)(2) and 1.415-2(d)(3). This alternate definition of compensation is used for purposes of the Highly Compensated Employee definition in Section 2.15 and the Testing Salary Deferral and Matching Contributions Appendix, the Limitations on Allocations Appendix and the Top Heavy Appendix to this Plan. Remuneration also includes an Employee's elective deferrals under a qualified cash or deferred arrangement described in Code Sections 401(k) and 402(e)(3), a simplified employee pension plan described in Code Section 408(k)(6), and a cafeteria plan described in Code Section 125.

     2.26 "TEMPORARY EMPLOYEE" means an Employee who is categorized as a temporary employee by a Participating Company and who performs fewer than 1000 Hours of Service during any consecutive 12-month period.

     2.27 "TRUST AGREEMENT" means an agreement entered into between the Company (on behalf of all Participating Companies) and a Trustee to provide for the investment, management and control of Plan assets.

     2.28 "TRUSTEE" means any person or entity appointed by the Company to hold the Plan's assets.


                                       5.

     2.29 "VALUATION DATE" means the last business day of each Plan Year, and such other date or dates as may be designated by the Committee for the valuation of Accounts.

     2.30 "WELLPOINT COMMON STOCK" means the common stock of the Company.

     2.31 "WELLPOINT COMMON STOCK FUND" means the investment fund established by the Committee to permit investment of Participants' Accounts in WellPoint Common Stock.

     2.32 "YEAR OF SERVICE" is defined in Article III of the Plan.



                                   ARTICLE III

                                     SERVICE

     3.01 HOUR OF SERVICE. An Hour of Service is each hour for which an Employee is paid or entitled to payment for the performance of services for an Affiliated Company.

     3.02 YEAR OF SERVICE. A Year of Service is a consecutive or non-consecutive 12-month period beginning on the first date that an Employee performs an Hour of Service, on a Reemployment Date (as defined below) or on an anniversary of either of these dates. Any period of less than 12 consecutive months during which an Employee does not perform an Hour of Service will be counted when computing Years of Service. A One Year (or longer) Period of Severance (as defined below) will not be counted when computing Years of Service.

     3.03 ONE YEAR PERIOD OF SEVERANCE. A One Year Period of Severance is a 12 consecutive month period that begins on an individual's Severance from Service Date (as defined below), or on an anniversary of that date, during which the individual does not perform an Hour of Service.

     3.04 SEVERANCE FROM SERVICE DATE. An Employee's Severance from Service Date is the earliest of the date on which the Employee quits, retires, is discharged or dies, or the first anniversary of the first date of an Employee's absence for any other reason.

          (a) CREDITING. Solely for the purpose of determining whether a Participant has incurred a One Year Period of Severance, a Participant will not incur the first One Year Period of Severance that would otherwise be counted if severance is due to an Authorized Leave of Absence (as defined below) or a Maternity or Paternity Leave (as defined below).

          (b) AUTHORIZED LEAVE OF ABSENCE. Authorized Leave of Absence means a paid or unpaid, temporary cessation from active employment with an Affiliated Company for up to 12 months pursuant to an established policy, due to illness, disability, vacation, a temporary layoff, public service, or any other reason.

          (c) MATERNITY OR PATERNITY LEAVE. Maternity or Paternity Leave means an unpaid absence from work for any period by reason of the Employee's pregnancy, birth of the Employee's child, placement of a child with the Employee in connection with the adoption of such child, or any absence for the purpose of caring for such child for a period immediately following such birth or placement.

                                       6.

          (d) FAILURE TO RETURN. If a Participant fails to return to work immediately on expiration of an Authorized Leave of Absence or Maternity or Paternity Leave, no credit shall be given for the Authorized Leave of Absence or Maternity or Paternity Leave pursuant to this Section.

     3.05 REEMPLOYMENT DATE. An Employee's Reemployment Date is the first date on which the Employee performs an Hour of Service after a One Year Period of Severance.

     3.06 MILITARY SERVICE. Notwithstanding any provision of this Plan to the contrary, contributions and benefits with respect to qualified military service will be provided to the extent required by Code Section 414(u).

     3.07 ONE MONTH OF SERVICE. An Employee will be credited with One Month of Service on the date that the Employee has been on the payroll of an Affiliated Company, as an Employee, for one full calendar month.

     3.08 AHI HEALTHCARE CORPORATION. Effective for Employees hired on or after April 1, 1995 and before October 1, 1997, those Employees will have all of their service with AHI Healthcare Corporation (or any wholly owned subsidiary thereof) prior to April 1, 1995 treated as service with the Company for all purposes under this Plan; provided, however, that such Employees will not be eligible to receive Matching Contributions under this Plan.

     3.09 SHARP HOSPITALS. Individuals who were employed by Sharp Hospitals on February 4, 1996, and who became Employees due to a corporate transaction on February 5, 1996, will receive credit under this Plan for all of their service with Sharp Hospitals; provided, however, that no such service will be credited for purposes of determining whether an individual is eligible for the Grandfathered Match that was implemented in 1997.

     3.10 MASSACHUSETTS MUTUAL LIFE & HEALTH BENEFITS MANAGEMENT. Effective for Employees hired on or after April 1, 1996 and before October 1, 1997, those Employees will have all of their service with Massachusetts Mutual Life Insurance Company prior to April 1, 1996 treated as service with the Company for all purposes under this Plan except for purposes of the Grandfathered Match that was implemented in 1997.

     3.11 COST CARE, INC. AND JOHN HANCOCK MUTUAL LIFE INSURANCE COMPANY. Individuals who were employed by Cost Care, Inc. ("Cost Care") or by John Hancock Mutual Life Insurance Company ("Hancock") on February 28, 1997, and who became Employees due to a corporate transaction on March 1, 1997 (each a "Transferred 1997 Employee") will receive credit under this Plan for all of their service with Cost Care and/or with Hancock through December 31, 1996; provided, however, that no such service will be credited for purposes of determining whether an individual is eligible for the Grandfathered Match that was implemented in 1997. Effective January 1, 1997, the elapsed time service crediting rules of this Plan will apply for crediting service to Transferred 1997 Employees. For these purposes, a Participant's service under the Cost Care, Inc. Savings Plan and/or the Investment-Incentive Plan for John Hancock Employees, as the case may be, from January 1, 1997 through the date ("Hire Date") in 1997 that the individual became an Employee of the Company will be added to the Participant's service under this Plan from the Participant's Hire Date forward.

     3.12 1997 TRANSITION RULE FOR SERVICE CREDITING FOR FORMER COST CARE AND HANCOCK EMPLOYEES. For the Plan Year ending December 31, 1997, a Transferred 1997

                                       7.

Employee who would not otherwise be credited with one Year of Service under the service crediting rules of this Plan (other than this rule) will be credited with one Year of Service under this Plan if the Transferred 1997 Employee was credited with 1000 Hours of Service under the Cost Care, Inc. Savings Plan or under the Investment-Incentive Plan for Hancock Employees for the period beginning January 1, 1997 and ending on his or her Hire Date. Notwithstanding the foregoing, no such service will be used to determine whether an individual is eligible for the Grandfathered Match that was implemented in 1997.

     3.13 NCPPO. Individuals who were employed by National Capital Preferred Provider Organization, Inc. ("NCPPO") immediately prior to June 1, 1999, and who became Employees due to a corporate transaction on June 1, 1999, will receive credit under the Plan for all of their service with NCPPO, provided, however, that no such service will be credited for purposes of determining whether an individual is eligible for the Grandfathered Match that was implemented in 1997.

     3.14 RUSH PRUDENTIAL. Individuals who were employed by Rush Prudential Health Plans ("Rush Prudential") immediately prior to March 1, 2000, and who became Employees due to a corporate transaction on March 1, 2000, will receive credit under the Plan for all of their service with Rush Prudential, provided, however, that no such service will be credited for purposes of determining whether an individual is eligible for the Grandfathered Match that was implemented in 1997.

     3.15 RX AMERICAN, LLX. Individuals who were employed by Rx America, LLC ("Rx America") immediately prior to December 5, 2000, and who became Employees due to a corporation transaction on December 5, 2000, will receive credit under the Plan for all of their service with Rx America, provided, however, that no such service will be credited for purposes of determining whether an individual is eligible for the Grandfathered Match that was implemented in 1997.



                                   ARTICLE IV
                                  PARTICIPATION

     4.01 GENERAL RULE. An Eligible Employee can elect to become a Participant on the first day of the first calendar month coincident with or next following the EARLIER of the following dates by entering into a Salary Deferral Contribution election:

          (a) ONE MONTH OF SERVICE. The date on which the Eligible Employee has been credited with One Month of Service; or

          (b) ONE YEAR OF SERVICE. The date that the Eligible Employee has been credited with a Year of Service.

     4.02 STATUS. If an Employee is not an Eligible Employee on the date that he or she has satisfied the applicable participation requirements outlined above, the Employee can elect to become a Participant on the first day of the calendar month coincident with or next following the calendar month in which the Employee performs an Hour of Service as an Eligible Employee.

                                       8.

     4.03 REHIRE AND REINSTATEMENT. A rehired individual or a reinstated individual who is an Eligible Employee and who previously satisfied the eligibility requirements in this Section will become an Active Participant on the first day of the calendar month following the month in which the individual enters into a Salary Deferral Contribution election.



                                    ARTICLE V

                                  CONTRIBUTIONS


     5.01 Salary Deferral Contributions. A Participant may elect to have a Participating Company reduce the amount of his or her Compensation for each payroll period by from 2% to 15% and to have that amount contributed to the Plan as a Salary Deferral Contribution on his or her behalf. In no event will a Participant's total Salary Deferral Contribution for a Plan Year exceed the indexed limit determined under Code Section 402(g). A Participant may initiate or change the percentage of Salary Deferral Contribution (in 1% increments) by submitting a notice to the Committee that satisfies such requirements as the Committee shall determine. In no event will a Participant's Salary Deferral Contribution for a Plan Year exceed an amount equal to the Participant's Deferral Rate times the 401(a)(17) Limit in effect for the Plan Year. The Committee will implement the Participant's Salary Deferral Contribution election as soon as administratively practicable.

          (a) ALLOCATION. A Participant's Salary Deferral Contributions will be credited to that Participant's Salary Deferral Contributions Account.

          (b) HIGHLY COMPENSATED LIMIT. The Committee or its delegate may limit the amount of Compensation that Highly Compensated Employees (determined as of the end of the immediately preceding Plan Year) are authorized to defer under this Plan as Salary Deferral Contributions.

     5.02 MATCHING CONTRIBUTIONS. A Participant's Matching Contributions will be credited to that Participant's Matching Contributions Account. Unless provided otherwise in a writing signed by an officer of the Company at the level of Senior Vice President or above, and subject to the provisos in (b), (c), (d),
(e), (f) and (g) below, for payroll periods ending on or after January 1, 1997, the schedule outlined in (a) below will be used to determine the amount of Matching Contributions and the match will be made in units of a WellPoint Common Stock Fund to the extent provided in (c) below.

          (a) GENERAL RULE. Except as provided in (b) below, effective November 1, 1998, Matching Contributions will equal 75% (or a greater or lesser percentage determined by each Participating Company before the payroll period) of the Salary Deferral Contribution that the Participant directed during the Plan Year, while eligible for Matching Contributions as provided in Section 5.02(g) of the Plan. Notwithstanding the foregoing, Salary Deferral Contributions in excess of 6% of a Participant's Compensation (or such greater or lesser percentage determined by each Participating Company before the payroll period) will not be matched. In no event will a Participant's Matching Contributions for a Plan Year exceed 6% (or such greater or lesser percentage determined by each Participating Company before the payroll period) of the 401(a)(17) Limit in effect for the Plan Year. To the extent administratively

                                       9.

feasible, Matching Contributions will be credited to a Participant's Account on a payroll period by payroll period basis.

                    Prior to November 1, 1998, this subsection (a) read as
               follows: Except as provided in (b) below, at the beginning of the first payroll period ending on or after January 1, 1997, Matching Contributions for a payroll period for each Participant will equal 75% (or a greater or lesser percentage determined by each Participating Company before the payroll period) of the Salary Deferral Contribution that the Participant directed during the payroll period. However, no Matching Contribution will be made with respect to that portion of the Salary Deferral Participant's Salary Deferral Contribution that exceeds 6% of the Participant's Compensation in the Plan Year, or such greater or lesser amount as each Participating Company may determine before the payroll period.

          (b) GRANDFATHERED MATCH. Effective November 1, 1998, the provisions on this subsection (b) will govern the calculation of the Matching Contribution of a Participant with 10 or more years of Service at the beginning of the first payroll period ending after January 1, 1997 other than a Participant covered by a collective bargaining agreement as described in Section 5.02(d) below. For Participants with 10 or more but less than 20 Years of Service at the beginning of the first payroll period ending on or after January 1, 1997, Matching Contributions will equal 85% of the Salary Deferral Contribution that the Participant directed during the Plan Year, while eligible for Matching Contributions as provided in Section 5.02(g) of the Plan. For Participants with 20 or more Years of Service at the beginning of the first payroll period ending on or after January 1, 1997, Matching Contributions will equal 100% of the Salary Deferral Contribution that the Participant directed during the Plan Year, while eligible for Matching Contributions as provided in Section 5.02(g) of the Plan. Notwithstanding the foregoing, Salary Deferral Contributions in excess of 6% of a Participant's Compensation will not be matched. To the extent administratively feasible, Matching Contributions will be credited to a Participant's Account on a payroll period by payroll period basis. In no event will any other provision of the Plan granting service credit with a prior employer while such employer is not an Affiliated Company be taken into account in determining eligibility for the Grandfathered Match described in this subsection (b).


                    Prior to November 1, 1998, this subsection (b) read as
               follows: For Participants with 10 or more but less than 20 Years of Service at the beginning of the first payroll period ending on or after January 1, 1997, Matching Contributions will equal 85% of the Salary Deferral Contribution that the Participant directed during the payroll period. For Participants with 20 or more Years of Service at the beginning of the first payroll period ending on or after January 1, 1997, Matching Contributions will equal 100% of the Salary Deferral Contribution that the Participant directed during the payroll period. However, no Matching Contribution will be made with respect to that portion of the Salary Deferral Participant's Salary Deferral Contribution that exceeds 6% of the Participant's Compensation in the Plan Year.

          (c) MATCH IN UNITS OF WELLPOINT COMMON STOCK FUND. Effective as of the first payroll period ending on or after January 1, 1998, all Participants eligible to receive an allocation of Matching Contributions as described in subsections (a) and (b) above will receive 33.33% of their Matching Contribution in the form of units of a WellPoint Common Stock Fund.

                                      10.

                    The following provision applies to payroll periods ending
               before January 1, 1998: Participants described in (a) above will receive 33.3% of their Matching Contribution in the form of units of a WellPoint Common Stock Fund. Participants described in (b) above who are receiving a Matching Contribution based on 85% of their Salary Deferral Contribution will receive 29.41% of their Matching Contribution in the form of units of a WellPoint Common Stock Fund. Participants described in (b) above who are receiving a Matching Contribution based on 100% of their Salary Deferral Contribution will receive 25% of their Matching Contribution in the form of units of a WellPoint Common Stock Fund. Units of such a WellPoint Common Stock Fund that are received as a Matching Contribution pursuant to this paragraph (c) will be subject to the liquidation restrictions outlined in Article VI.

          (d) COLLECTIVE BARGAINING AGREEMENT. If the employment of an Eligible Employee is governed by the terms of a collective bargaining agreement ("Bargaining Unit Employee") between Blue Cross of California and the Office and Professional Employees International Union Local 29, AFL-CIO that became effective November 16, 1997 ("Local 29 Agreement"), the Company will cover that Bargaining Unit Employee in the Plan as in effect on the effective date of the Local 29 Agreement, and as the Plan may be changed to comply with applicable law. The Matching Contributions rate for such Bargaining Unit Employees who are employed by Blue Cross of California on November 16, 1997 ("Eligible Local 29 Employees") and who have one Year of Service, but less than 10 Years of Service will be 75% of the Participant's Salary Deferral Contribution for the Plan Year; for Eligible Local 29 Employees with 10 or more Years of Service but less than 20, the rate will be 85% of the Participant's Salary Deferral Contribution for the Plan Year; for Eligible Local 29 Employees with 20 Years of Service, the rate will be 100% of the Participant's Salary Deferral Contribution for the Plan Year. The rate of Matching Contributions for all Eligible Local 29 Employees will be frozen at November 15, 2000 levels, based on each such Employee's Years of Service at that date. With respect to any other Bargaining Unit Employee, the level and the form (e.g., stock or cash) of Matching Contributions provided to such Employees will be governed by the terms of the applicable bargaining agreement.

          (e) LEAVE. Prior to October 1, 1997, this subsection (e) read as follows: Notwithstanding anything to the contrary in this Plan, a Participant's eligibility to receive Matching Contributions will cease as of the first day of the first full payroll period immediately following 8 consecutive work days (excluding week-ends and holidays) during which the Participant was absent from work due to a paid sick leave. Such a Participant will again become eligible to receive Matching Contributions, as otherwise provided under this Section, as of the first day of the first full payroll period immediately following the Participant's return to work after such a leave. Subsection (e) is eliminated from the Plan effective October 1, 1997.

          (f) NO MATCH. Notwithstanding anything to the contrary in this Plan, if WellPoint Practice Management Company, Inc. (formerly known as WellPoint Dental Services, Inc.), The Professional Medical Associates of Santa Barbara, Health Management Associates of San Luis Obispo, Health Management Associates of Santa Barbara, and/or any successor to any of them become a Participating Company, their Employees will not be eligible to receive Matching Contributions under this Plan.

          (g) MATCH ELIGIBILITY. Effective for the first payroll period ending on or after October 1, 1997, an Employee is not eligible to receive a Matching Contribution under this

                                      11.

Plan for Compensation earned prior to the payroll period during which the Participant is credited with a Year of Service measured from his or her date of hire (if a new Employee) or date of rehire (following the Employee's separation from service with all Affiliated Companies for any reason). For this purpose, a reinstatement is not treated as a rehire.


                    The following provision applies for payroll periods ending before October 1, 1997: An Employee is not eligible to receive a Matching Contribution under this Plan until the first day of the first calendar month coincident with or next following the Employee's completion of One Year of Service measured from his or her date of hire (if a new Employee) or date of rehire (following the Employee's separation from service with all Affiliated Companies for any reason). For this purpose, a reinstatement is not treated as a rehire.

     5.03 SPECIAL CONTRIBUTIONS. Other than a Bonus Contribution described in
Section 5.10 below, a Participating Company may authorize qualified nonelective employer contributions to the extent needed to satisfy the tests described in the Testing Salary Deferral and Matching Contributions Appendix to this Plan. These qualified nonelective employer contributions will be allocated to the Accounts of Eligible Employees who are Non-Highly Compensated Employees from the lowest paid to the highest paid in an amount up to or equal to their Code
Section 415 allocation limit.

     5.04 ROLLOVER CONTRIBUTIONS. The Committee or its delegate may authorize a Trustee to accept a contribution, that represents all or part of an Eligible Rollover Distribution as defined in Section 11.10(a), made in cash and attributable to a distribution received by an Eligible Employee from another tax-qualified plan. Rollover Contributions will be held in the Participant's Rollover Account. Rollover Contributions from an IRA established to hold only distributions from a tax-qualified plan within the meaning of Section 401(a) of the Code (e.g., a "Conduit IRA") will be accepted after 1997.

     5.05 TRUST-TO-TRUST TRANSFERS.

          (a) PERMISSIBLE TRANSFERS. The Committee or its delegate may authorize a Trustee to accept a trust-to-trust transfer of assets from another tax-qualified plan within the meaning of Section 401(a) of the Code. Except as specifically provided to the contrary in this Plan document, securities of other companies and assets that are subject to the survivor annuity requirements of Code Section 401(a)(11) will not be accepted as part of a trust-to-trust transfer.

          (b) OPERATIONAL PROVISIONS. Amounts received in a trust-to-trust transfer will be allocated to corresponding Accounts under this Plan. Amounts that are subject to the survivor annuity requirements of Code Section 401(a)(11) will be accounted for separately. Trust-to-trust transfers will not be subject to the Limitations on Allocations Appendix to this Plan.

     5.06 RESTORATION. If a Participant was improperly excluded at any time from an allocation, an amount computed on the same basis as the allocation will be added to that Participant's Account, after that amount has been adjusted to reflect reasonable gain or loss as determined by the Committee.

     5.07 DEDUCTIBILITY. To the extent that a Participating Company is not allowed a current deduction under the Code for any contribution made to the Plan, the Participating

                                      12.

Company may, within one year following a final determination of the disallowance, whether by agreement with the Internal Revenue Service or by final decision of a court of competent jurisdiction, demand repayment of the disallowed contribution, and the Trustee shall return the contribution within one year following the disallowance. Earnings of the Plan attributable to such a contribution may not be returned to the Participating Company, but losses attributable to such a contribution will reduce the amount returned.

     5.08 MISTAKE OF FACT. If, within one year of the making of a contribution to the Plan, the Committee certifies to the Trustee that the contribution was made by a Participating Company under a mistake of fact, the Trustee will, before the expiration of that year, return the contribution to the Participating Company.

     5.09 LIMITS. As more fully discussed in Appendices to this Plan, Salary Deferral, Matching and Special Contributions are subject to additional limits.

     5.10 BONUS CONTRIBUTION. Effective for Plan Years beginning on and after January 1, 2000, a discretionary Bonus Contribution (as defined in subsection
(b) below) may be made to the Account of a Bonus Eligible Employee (as defined in subsection (b) below) in an amount to be determined in the sole discretion of the Company. The contribution may be made in a specified number of shares of the common stock of the Company, a specified number of shares of common stock of the Company per Bonus Eligible Employee or a flat dollar amount. The Bonus Contribution will be allocated on a per capita basis to the Profit Sharing Account established for each Bonus Eligible Employee.

          (a) LIQUIDATION RESTRICTION. To the extent that the Bonus Contribution is made in the form of shares of the common stock of the Company, such units may not be liquidated and invested in another investment fund under the Plan before the earliest to occur of (1), (2), or (3) below:

               (1)  The date that the Participant attains age 55.

               (2) The date that the Participant ceases to be a common law Employee of all Affiliated Companies.

               (3) Any date after the last day of the Plan Year in which the Bonus Contribution is made.


Any units acquired due to a stock dividend or a stock split will be subject to the liquidation restrictions outlined in this subsection (a). Any units acquired due to a stock dividend or a stock split will be considered to have been credited to a Participant's Account as of the date that units representing the original shares were credited to that Participant's Account. Cash dividends on WellPoint Common Stock will not be subject to the liquidation restrictions outlined in this subsection (a).

          (b)  DEFINITIONS.

               (1) A "Bonus Contribution" refers to a qualified nonelective employer profit sharing contribution made at the sole discretion of the Company that is 100% vested when made and subject to the distribution restrictions applicable to Salary Deferral Contributions. Bonus Contributions may be taken into account to the extent necessary to satisfy

                                      13.

the tests described in the Testing Salary Deferral and Matching Contributions Appendix to this Plan.

               (2) A "Bonus Eligible Employee" refers to each Employee of a Participating Company employed on the effective date of the Bonus Contribution (including any such Employee on an authorized leave of absence as of such effective date who returns to employment at the end of the leave), a Temporary Employee, a non-resident alien who receives no earned income from sources within the United States, an Employee who has not attained age 18 or an Employee whose terms of employment are governed by a collective bargaining agreement except to the extent such agreement expressly provides for an allocation of any Bonus Contribution.



                                   ARTICLE VI

                   INVESTMENT FUNDS AND WELLPOINT COMMON STOCK

     6.01 INDIVIDUAL DIRECTION OF INVESTMENTS. At the written direction of an officer of the Company at the level of Senior Vice President or above, the Trustee will establish separate funds to which Participants may direct the investment of their Accounts. Investment in these funds will be subject to such restrictions and administrative procedures as are imposed by the Committee, pursuant to its discretionary authority to administer and interpret the Plan, including, but not limited to, procedures for investment of amounts for which no investment direction is given by a Participant.

     6.02 WELLPOINT COMMON STOCK FUND. At the discretion of the Committee, the Plan may acquire and hold WellPoint Common Stock. Participants may elect to invest amounts held in their Account in units of a WellPoint Common Stock Fund established by the Trustee pursuant to Section 6.01 of the Plan subject to such restrictions and administrative procedures as are imposed by the Committee, pursuant to its discretionary authority to administer and interpret the Plan.

     6.03 PURCHASE PRICE. All purchases and sales of WellPoint Common Stock by a WellPoint Common Stock Fund will be effected at the prevailing market price.

     6.04 VOTING AND TENDER OFFERS.

          (a) PROXY VOTES. A Participant may direct voting of the shares of WellPoint Common Stock underlying the Participant's interest in a WellPoint Common Stock Fund. The Trustee will vote such shares in accordance with the directions of Participants, as communicated in writing to the Trustee.

               (i) NOTIFICATION. A Participant whose Account is invested in a WellPoint Common Stock Fund will be notified by the Trustee (or by WellPoint Health Networks Inc., pursuant to its normal communications with shareholders) of each occasion for the exercise of voting rights, within a reasonable time before those voting rights are to be exercised. This notification will include all proxy statements and other information distributed by WellPoint Health Networks Inc. to shareholders generally, regarding the exercise of voting rights.

                                      14.

               (ii) NO DIRECTION. To the extent that a Participant fails to direct the Trustee, in whole or in part, as to the exercise of voting rights with respect to any WellPoint Common Stock underlying the Participant's interest in a WellPoint Common Stock Fund, those shares will be voted by the Trustee proportionately in the same manner as shares as to which the Trustee has received voting instructions.

          (b) RIGHT TO TENDER. Subject to (b)(iii) below, if the Trustee receives a tender offer to buy WellPoint Common Stock held by the Trustee, a Participant may direct tender of the shares of WellPoint Common Stock underlying the Participant's interest in a WellPoint Common Stock Fund. The Trustee will tender such shares in accordance with the directions of Participants, as communicated in writing to the Trustee.

               (i) NOTIFICATION. All Participants entitled to tender WellPoint Common Stock held by a WellPoint Common Stock Fund will be so notified by the Trustee (or by WellPoint Health Networks Inc.) within a reasonable time before the right to tender is to be exercised. This notification will include information received by the Trustee as shareholder, or distributed by WellPoint Health Networks Inc. to shareholders generally, regarding their right to tender.

               (ii) NO DIRECTION. To the extent that a Participant fails to direct the Trustee, in whole or in part, to tender WellPoint Common Stock underlying the Participant's interest in a WellPoint Common Stock Fund, those shares will not be tendered.

               (iii) NON-CASH TENDER. The Trustee will not permit Participants to direct the tender of WellPoint Common Stock, to the extent that the receipt or holding of the property offered in exchange for the shares would violate any applicable law, including ERISA. The Committee will make investment decisions regarding any non-cash property received by a WellPoint Common Stock Fund as a result of a tender.

          (c) DEEMED PARTICIPANT. For purposes of this Article VI, the Beneficiary of a deceased Participant will be treated as though he or she were a Participant.

     6.05 RESTRICTION ON LIQUIDATION OF UNITS IN A WELLPOINT COMMON STOCK FUND. Effective January 1, 1999, once each Plan Year, a Participant may liquidate any units in a WellPoint Common Stock Fund that were required to be credited to his or her Account as a Matching Contribution ("Required Units") during any prior Plan Year. In addition, a Participant may liquidate any or all Required Units upon attaining age 55 or ceasing to be a common law employee with any Affiliated Company. Prior to 1999, a Participant may not direct that Required Units be liquidated and invested in another investment fund under the Plan until the earlier of (a), (b), or (c) below:

          (a) TWO YEARS. The date that is 730 days after the date that the units to be liquidated were credited to the Participant's Account.

          (b)  AGE 55. The date that the Participant attains age 55.

          (c) NO LONGER AN EMPLOYEE. The date that the Participant ceases to be a common law Employee of all Affiliated Companies.

                                      15.

Cash dividends on WellPoint Common Stock will not be subject to the liquidation restrictions outlined in this Section. Units acquired due to a stock dividend or a stock split will be subject to the liquidation restrictions outlined in this Section to the extent that the original shares were subject to these restrictions. For these purposes, units acquired due to a stock dividend or a stock split will be considered to have been credited to a Participant's Account as of the date that units representing the original shares were credited to that Participant's Account.

     6.06 RESPONSIBILITY. Each Participant is solely responsible for the investment of his or her Account. No Plan fiduciary and no Employee is authorized to advise a Participant regarding such investment.



                                   ARTICLE VII

                                    VALUATION

     The value of the Account of a Participant on any date will be deemed to be the net balance of the Account on the Valuation Date immediately preceding or coincident with the date as of which such value is to be determined, adjusted by the Committee, pursuant to its discretionary authority to administer and interpret the Plan and to determine eligibility for benefits under the Plan. Adjustments will include increases due to contributions to the Account since the relevant Valuation Date; decreases due to Plan expenses, distributions, loans, or withdrawals paid from the Account since the relevant Valuation Date; and adjustments for income or loss.



                                  ARTICLE VIII

                                     VESTING

     All Plan Accounts are vested and nonforfeitable.



                                   ARTICLE IX

                             IN-SERVICE WITHDRAWALS

     Subject to administrative procedures established by the Committee, and to the provisions governing merged assets contained in Appendices to this Plan, the following types of in-service withdrawals are available under the Plan.

     9.01 AGE 59-1/2. A Participant may withdraw up to his or her entire Plan Account upon attaining age 59-1/2. Only one such withdrawal will be permitted in any six-month period.

     9.02 ROLLOVER ACCOUNT WITHDRAWALS. A Participant may withdraw up to the entire balance from his or her Rollover Account.

                                      16.

          (a) PERMITTED FREQUENCY. Only one such withdrawal will be permitted in any six-month period.

          (b) TWO YEAR/FIVE YEAR REQUIREMENT. The Participant may only withdraw funds that have been held in the Plan for at least two full years, provided, however, if the Participant has been credited with five Years of Service for an Affiliated Company, the two year rule is inapplicable. This two year/five year requirement will be removed from the Plan and Participants will be permitted to make withdrawals from their Rollover Accounts without regard to their service or their participation under the Plan, as soon as administratively feasible after the Internal Revenue Service issues a favorable determination letter with respect to this Plan document, which favorable determination letter is dated after June 1, 1997

     9.03 POST-TAX CONTRIBUTIONS. The Plan does not provide for post-tax contributions. Certain Participants whose benefits were transferred to this Plan may, however, have a Post-Tax Contributions Account under this Plan. Such a Participant may withdraw up to the entire balance from his or her Post-Tax Contributions Account at any time. Unless otherwise requested by the Participant, pre-1987 contributions (without earnings) will be distributed from this account before post-1986 contributions (with earnings).

     9.04 HARDSHIP WITHDRAWALS. If a Participant has an immediate and heavy financial need (as defined below), and has no other resources reasonably available to meet this need (as defined below), the Participant may request a hardship withdrawal from his or her Salary Deferral Contributions Account, and Rollover Account. The amount available from the Participant's Salary Deferral Contributions Account does not include earnings after December 31, 1988.

          (a) IMMEDIATE AND HEAVY FINANCIAL NEED. A Participant's request for a hardship withdrawal may not exceed the amount immediately required (including the amount necessary to pay any federal, state or local income taxes or penalties reasonably anticipated to result from the withdrawal) by the Participant to (i) purchase the Participant's primary residence (excluding mortgage payments), (ii) pay expenses incurred within 12 months of the hardship withdrawal request by the Participant, the Participant's dependents or the Participant's spouse, or necessary for those persons to obtain medical care within the meaning of Code Section 213(d), (iii) prevent eviction from, or foreclosure of a mortgage on, the Participant's primary residence, or (iv) pay for post-high school tuition and related educational fees for the next 12 months for the Participant, the Participant's spouse, or the Participant's dependents.

          (b) NO OTHER RESOURCES REASONABLY AVAILABLE. A Participant who makes a hardship withdrawal request must represent that his or her immediate and heavy financial need cannot be relieved (i) through reimbursement or compensation by insurance or otherwise, (ii) by reasonable liquidation of the Participant's assets, to the extent the liquidation would not itself cause an immediate and heavy financial need, (iii) by cessation of Salary Deferral Contributions to this Plan and any other elective or after-tax contributions to any other plan maintained by an Affiliated Company, (iv) by other distributions or nontaxable (at the time of the loan) loans from plans maintained by any employer, (v) by requesting a withdrawal from his or her Rollover Account or Post-Tax Contributions in this Plan, or (vi) by borrowing from commercial sources on reasonable commercial terms. For purpose of this Section, the Participant's assets are deemed to include those assets of the Participant's spouse and minor children that are reasonably available to the Participant.

                                      17.

          (c) SUSPENSION. Effective July 1, 2001, any withdrawal from a Participant's Salary Deferral Contributions Account will result in a suspension of the Participant's right to direct Salary Deferral Contributions under the Plan and to make pre-tax and post-tax elective contributions under all other qualified and nonqualified plans maintained by an Affiliated Company ("Other Elective Contributions"). The suspension will continue for a period of 12 months following the effective date of the withdrawal and expire on the first day of the first payroll period beginning 365 days after the effective date of the withdrawal. The aggregate amount of a Participant's Salary Deferral Contributions to this Plan and the Participant's Other Elective Contributions in the Plan Year immediately following the Plan Year in which the hardship withdrawal is made will not exceed the Code Section 402(g) limit described in
Section 5.01 reduced by the amount of his or her Salary Deferral Contributions made to this Plan and Other Elective Contributions made in the Plan Year in which the hardship withdrawal is made.

     9.05 FORM. Except as provided in one or more Appendices to this Plan, withdrawals from the Plan will be made in the form of a single sum cash payment.



                                    ARTICLE X

                                      LOANS

     10.01 AUTHORIZATION. The Committee may direct the Trustee to make a loan to a Participant who is employed by a Participating Company and, to the extent required under ERISA or the Code (but only to that extent), to other Participants and to Beneficiaries (collectively referred to as "Borrowers") of the Plan. Loans will be made from a Participant's Account and will be limited to the amount specified below. No loan will be approved unless the Participant's spouse (if any) consents to the loan, in writing, no more than 90 days from the loan date except as described in subsections (a) and (b) below.

          (a) NEW GENERAL RULE. Notwithstanding the foregoing, no spousal consent will be required for loans made on or after January 1, 1998 unless the Participant has assets in his or her Account that were transferred from the Cost Care Inc. Savings Plan or from the UniCARE Financial Corp. Profit Sharing Plan.

          (b) UNICARE AND COST CARE. As soon as administratively feasible after the Internal Revenue Service issues a favorable determination letter with respect to this Plan document, which favorable determination letter is dated after October 1, 1997, no spousal consent will be required for loans taken out by Participants with assets in their Account that were transferred from the Cost Care Inc. Savings Plan or from the UniCARE Financial Corp. Profit Sharing Plan.

     10.02 AMOUNT. The amount of any loan will not be less than $1,000. Immediately after the origination of the loan, the loan may not exceed 50% of the Borrower's vested benefits under this Plan. Furthermore, the amount of any loan, when added to the outstanding balance of all other loans to the Borrower from this Plan and the plans of Affiliated Companies, may not exceed the lesser of (a) one half of the Borrower's vested benefits under this Plan and the plans of Affiliated Companies, valued as of each plan's most recent valuation date; and (b) $50,000 reduced by the excess, if any, of (i) the Borrower's highest outstanding loan balance under this Plan and the plans of Affiliated Companies during the 12-month period

                                      18.

ending on the day before the loan is made; over (ii) the Borrower's outstanding loan balance under this Plan and the plans of Affiliated Companies on the date the loan is made.

     10.03 MAXIMUM NUMBER. No more than three loans may be outstanding with respect to a Participant's Account at any one time.

     10.04 APPLICATION AND NOTE. Each loan will be evidenced by the Borrower's note, payable to the Trustee, for the loan plus interest.

     10.05 INDIVIDUAL ACCOUNT. All loans will be investments of the Borrower's Account. Costs charged by the Trustee to establish, process or collect the loan will be charged to the Borrower's Account.

     10.06 INTEREST. Interest will be charged on Plan loans at a formula rate based on factors considered by commercial entities that make similar loans. At the discretion of the Committee, the interest rate will be redetermined as new loans are made.

     10.07 REPAYMENT. The term of any loan will not exceed 5 years; provided, however, that the term of a loan to purchase a principal residence for the Borrower may not exceed 30 years. Substantially level amortization of the loan, with payments not less frequently than quarterly, will be required over the term of the loan. The Trustee and the Committee may require that the loan be repaid by payroll deduction. Periodic cash payments may be made when payroll deduction is not possible.

     10.08 DEFAULT. If a Borrower fails to repay a loan within the time prescribed by the Committee, the Trustee will levy on the Borrower's Loan Account at such time as the Borrower is eligible for a distribution or a withdrawal under the Plan. In addition, in the event of a failure to repay, the Trustee may exercise every creditor's right at law or equity available to the Trustee.

     10.09 GUIDELINES. The Committee or its delegate will approve written guidelines for administration of the Plan's loan program. Loans transferred to this Plan from another plan will remain subject to the terms and conditions of the other plan's loan provisions and will count against the Plan's three-loan limit.



                                   ARTICLE XI

     DISTRIBUTION OF BENEFITS Subject to administrative procedures established by the Committee and to the provisions governing merged assets contained in Appendices to this Plan, the following provisions govern distributions available under the Plan.

     11.01 DATE BENEFITS BECOME DISTRIBUTABLE. Plan benefits will become distributable when (a) the Participant separates from service, including but not limited to a separation due to death, disability or retirement, (b) subject to Code Section 401(k)(10), if substantially all the assets of a trade or business are sold to an unrelated corporation, the Participant continues employment with the unrelated corporation and the Participating Company continues to maintain this Plan, or (c) subject to Code Section 401(k)(10), if a Participating

                                      19.

Company's interest in a subsidiary is sold to an unrelated entity and the Participant continues employment with the subsidiary and the Participating Company continues to maintain this Plan.

     11.02 DATE BENEFITS WILL BE DISTRIBUTED. Once Plan benefits become distributable, they will be distributed as soon as administratively practicable after the Participant has elected to receive a distribution, and in the case of a Beneficiary, as soon as administratively practicable after the Participant's death. Illiquid assets (if any) will be distributed as soon as administratively practicable after they become liquid.

     11.03 NO ELECTION. If a Participant, or a Beneficiary, as the case may be, does not properly elect a distribution, benefits will be distributed pursuant to the Distribution Provisions Appendix of this Plan. In general, those provisions provide that a Participant must receive his or her benefits under this Plan by the applicable required beginning date consistent with Code Section 401(a)(9) and related proposed regulations.

     11.04 RETROACTIVE PAYMENT. If the amount of a distribution cannot be determined by the date payment is required, or it is not possible to make payment because the Committee cannot locate the Participant or Beneficiary after making reasonable efforts to do so, a payment retroactive to the date payment is required may be made no later than 60 days after the earliest date on which the amount of the payment can be determined under the Plan, or the date on which the recipient is located.

     11.05 INABILITY TO LOCATE RECIPIENT. If a Plan benefit remains unpaid for 2 years from the date it becomes payable because the Committee, exercising due diligence, cannot locate the recipient, the benefit will be forfeited and used for other Plan purposes, including reduction of Participating Companies' Matching Contributions. On presentation of an authenticated claim by the recipient or the recipient's representative, amounts forfeited will be restored, without earnings, from forfeitures for the Plan Year in question or from a contribution made by the appropriate Participating Company(s), as determined by the Committee.

     11.06 DISTRIBUTION TO MINOR OR INCOMPETENT. The Committee may direct that distributions to be paid to a minor or an incompetent person be paid to the legal guardian, or if none, to a parent of such person, or to a responsible adult with whom the person maintains residence, or to the custodian for the person under a Uniform Transfers to Minors Act or Gift to Minors Act, if permitted by the laws of the state in which the person resides.

     11.07 SMALL ACCOUNT. Notwithstanding any provision of this Plan, if the vested portion of a Participant's Account on the date the Participant ceases to be an Employee is, and at the time of any earlier distribution or withdrawal was, $5,000 ($3,500 prior to January 1, 1998) or less, the Participant's Account will be distributed to the Participant, or Beneficiary, as the case may be, as soon as practicable, without the consent of the Participant or the Participant's spouse. For distributions made prior to January 1, 2001, if the vested portion of the Participant's Account on the date the Participant ceased to be an Employee, or at the time of any earlier distribution or withdrawal, exceeded $5,000 ($3,500 prior to January 1, 1998), no distribution will be made without the consent of the Participant or the Participant's spouse, as applicable.

     11.08 FORM OF DISTRIBUTION. Except as provided in one or more Appendices to this Plan, amounts held in a Participant's Account will be paid in cash as a total distribution, unless the Participant (or Beneficiary) elects otherwise pursuant to Section 11.09. Except as provided in one or more Appendices to this Plan, distributions will be made in a single sum

                                      20.

payment, in accordance with the above provisions, which satisfy the Regulations under Code Section 401(a)(9). In any event, distributions will be made in accordance with the Regulations, including the minimum distribution and minimum distribution incidental benefit requirement of Code Section 401(a)(9)(G).

     11.09 DISTRIBUTIONS FROM THE WELLPOINT COMMON STOCK FUND. When requesting a distribution under this Article, a Participant (or Beneficiary) may elect to receive the portion of his or her Account that is invested in a WellPoint Common Stock Fund in whole shares of WellPoint Common Stock. Any balance representing fractional shares will be distributed in cash.

     11.10 DIRECT ROLLOVER. Notwithstanding any provision of this Plan to the contrary that would otherwise limit a Distributee's election under this Plan, a Distributee may elect, at the time and in the manner prescribed by the Committee, to have any portion of an Eligible Rollover Distribution paid directly to an Eligible Retirement Plan specified by the Distributee in a Direct Rollover. For these purposes, the following definitions apply:

          (a) ELIGIBLE ROLLOVER DISTRIBUTION. An Eligible Rollover Distribution is any distribution of all or any portion of the balance to the credit of the Distributee, except that an Eligible Rollover Distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the Distributee or the joint lives (or joint life expectancies) of the Distributee and the Distributee's designated Beneficiary, or for a specified period of 10 years or more; any distribution to the extent that distribution is required under Section 401(a)(9) of the Code; effective January 1, 1999, any hardship distribution described in Code Section 401(k)(2)(B)(i)(IV); and the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities).

          (b) ELIGIBLE RETIREMENT PLAN. An Eligible Retirement Plan is an individual retirement account described in Code Section 408(a), an individual retirement annuity described in Code Section 408(b), an annuity plan described in Code Section 403(a), or a qualified trust described in Code Section 401(a), that accepts the Distributee's Eligible Rollover Distribution. However, in the case of an Eligible Rollover Distribution to the surviving spouse, an Eligible Retirement Plan is an individual retirement account or individual retirement annuity.

          (c) DISTRIBUTEE. A Distributee includes an Employee or former Employee. In addition, the Employee's or former Employee's surviving spouse and the Employee's or former Employee's spouse or former spouse who is the alternate payee under a Qualified Domestic Relations Order, as defined in Code Section 414(p), are Distributees with regard to the interest of the spouse or former spouse.

          (d) DIRECT ROLLOVER. A Direct Rollover is a payment by the Plan to the Eligible Retirement Plan specified by the Distributee. The Committee or its delegate may authorize a direct rollover of a Participant note for a Plan loan to a qualified trust described in Code Section 401(a) or an annuity plan described in Code Section 403(a).

     11.11 GENERAL WAIVER OF 30-DAY REQUIREMENT. Notwithstanding anything to the contrary in this Plan, if a distribution is one to which Sections 401(a)(11) and 417 of the Code do not apply, that distribution may begin less than 30 days after the notices required under

                                      21.

Regulation 1.411(a)-11(c) and Code Section 402(f) are given, provided that (1) the Committee clearly informs the recipient that the recipient has a right to a period of at least 30 days after receiving the notices to consider the decision of whether or not to elect a distribution (and, if applicable, a particular distribution option), and (2) the recipient, after receiving the notices, affirmatively elects a distribution.

     11.12 SPECIAL WAIVER OF 30-DAY REQUIREMENT. Notwithstanding anything to the contrary in this Plan, if a distribution is one to which Sections 401(a)(11) and 417 of the Code apply (including a distribution of assets subject to special provisions outlined in Appendices to this Plan), that distribution may begin less than 30 days after the notices required under Regulation 1.411(a)-11(c) and Code Section 402(f) (collectively referred to as "Notices") are given provided that:

               (1) AFFIRMATIVE ELECTION. After having received the Notices, the recipient affirmatively elects a form of distribution and the Participant's spouse consents to that form of distribution (if necessary).

               (2) ELECTION. The recipient was informed that he or she had a right to at least 30 days to consider whether to waive the normal form of benefit and to consent to an optional form of benefit.

               (3) REVOCATION. The recipient was informed that he or she could revoke an affirmative distribution election at any time before the annuity starting date, or, if later, the end of the 7-day period that begins the day after the Notices were provided to the recipient.

               (4) TIMING. The Annuity Starting Date (as defined in the applicable Appendices) is after the date that the Notices were provided to the recipient. The Annuity Starting Date may, however, be before the expiration of the 7-day period referred to in the next paragraph and before the date of the recipient's affirmative distribution election.

               (5) 7-DAY PERIOD. Distribution in accordance with a recipient's affirmative election may not begin before the end of the 7-day period that begins the day after the Notices are provided to the recipient.



                                   ARTICLE XII

                            BENEFICIARY DESIGNATIONS

     12.01 ALL PARTICIPANTS. Subject to the special distribution provisions contained in Appendices to this Plan, a Participant may designate one or more primary Beneficiaries and one or more secondary Beneficiaries to receive any benefit payable from the Participant's Account on the Participant's death. A Participant's Beneficiary designation will be made on a form prepared by, and delivered to, the Committee before the Participant's death. The Participant may revoke or change this designation at any time before his or her death by delivering a subsequent form to the Committee.

     12.02 MARRIED PARTICIPANTS. If the Participant is married, and if the Participant names a Beneficiary other than his or her surviving spouse as a primary Beneficiary, the Participant's surviving spouse must waive his or her right to the Participant's Account in a

                                      22.

document, delivered to the Committee, that acknowledges the effect of the waiver, that is witnessed by a notary public, and that satisfies such other requirements as the Committee may impose. In the waiver, the Participant's surviving spouse must consent to the specific non-spouse Beneficiary(s) named by the Participant. The waiver will be effective only with respect to that spouse. If the Participant is legally separated or abandoned and the Participant has a court order to that effect (and there is no qualified domestic relations order that provides otherwise), or the surviving spouse cannot be located, then a waiver need not be filed with the Committee when a married Participant names a Beneficiary other than his or her spouse. Spousal consent will be irrevocable unless the Participant changes his or her Beneficiary or form of distribution designation; upon such event, spousal consent will be deemed to be revoked.

     12.03 INEFFECTIVE DESIGNATION. If a Participant does not have an effective Beneficiary designation on file when he or she dies, the Participant's Account will be distributed to the Participant's spouse if then living or, if the spouse is not then living, to the Participant's children (in equal shares), or if no such children are then living, according to the laws of intestate succession in effect in the State of California on the date of the Participant's death.



                                  ARTICLE XIII

                                CLAIMS PROCEDURE

     If a Participant or Beneficiary ("Claimant") believes that he or she is entitled to a greater benefit under the Plan, the Claimant may submit a signed, written application to the Committee within 90 days of having been denied such a greater benefit. The Claimant will generally be notified of the approval or denial of this application within 90 days of the date that the Committee receives the application. If the claim is denied, the notification will state specific reasons for the denial and the Claimant will have 60 days to file a signed, written request for a review of the denial with the Committee. This request will include the reasons for requesting a review, facts supporting the request and any other relevant comments. The Committee, operating pursuant to its discretionary authority to administer and interpret the Plan and to determine eligibility for benefits under the terms of the Plan, will generally make a final, written determination of the Claimant's eligibility for benefits within 60 days of receipt of the request for review.



                                   ARTICLE XIV

               ALIENATION AND QUALIFIED DOMESTIC RELATIONS ORDERS

     14.01 PROHIBITION. Plan benefits may not be assigned or alienated and will not be subject to the claims of creditors. The Plan will, however, honor properly executed federal tax levies, executions on federal tax judgments, Qualified Domestic Relations Orders within the meaning of Code Section 414(p), a direction to pay third parties pursuant to Regulation 1.401(a)-13(e), certain judgments and settlements within the meaning of Code Section 401(a)(13)(C) and
(D), which are issued after August 5, 1997; and the provisions of this Plan regarding loans and distributions to minors and incompetent persons.

                                      23.

     14.02 QUALIFIED DOMESTIC RELATIONS ORDER. A distribution to an alternate payee authorized by a Qualified Domestic Relations Order may be made even if the affected Participant would not be eligible to receive a similar distribution from the Plan at that time.



                                   ARTICLE XV

                                 ADMINISTRATION

     15.01 COMMITTEE. The Directors of the Company may appoint a Committee to administer the Plan. The Committee will hold office at the pleasure of the Directors and will be a named fiduciary of the Plan. To the extent that the Company does not appoint a Committee, the Company will administer the Plan and will be a named fiduciary of the Plan. To the extent that the Company has not appointed a Committee, the term Committee, as used in this Article, shall be deemed to refer to the Company.

     15.02 POWER. The Committee has full discretionary authority to administer and interpret the Plan, including discretionary authority to determine eligibility for participation and benefits under the Plan, to appoint one or more investment managers, to construe ambiguous terms under the Plan, to correct errors, and to exercise the powers listed in this document. The Committee may delegate its discretionary authority and such duties and responsibilities as it deems appropriate to facilitate the day-to-day administration of the Plan. Determinations by the Committee or the Committee's delegate will be final and conclusive upon all persons.

     15.03 INDEMNIFICATION. The Participating Companies will indemnify and hold harmless the Directors, the members of the Committee, and any Employees who may be deemed fiduciaries of the Plan within the meaning of ERISA, from and against any and all liabilities, claims, costs and expenses, including attorneys' fees, arising out of an alleged breach in the performance of their fiduciary duties under the Plan and under ERISA, other than such liabilities, claims, costs and expenses as may result from the gross negligence or willful misconduct of such persons. The Participating Companies shall have the right, but not the obligation, to conduct the defense of such persons in any proceeding to which this Section applies.

     15.04 EXPENSES. All proper expenses incurred in administering the Plan will be paid by the Participating Companies if not paid from the trust created to fund the Plan. If expenses are initially paid by a Participating Company, the Participating Company may be reimbursed from the trust created to fund the Plan. Committee members will receive no compensation for their services in administering the Plan.



                                   ARTICLE XVI

                                   AMENDMENTS

     16.01 DIRECTORS. The Directors or a committee appointed by the Directors, by written action, may amend the Plan (prospectively or retroactively).

     16.02 OFFICERS. Any officer of the Company at the level of Senior Vice President or above may amend this Plan to comply with regulatory requirements, to address

                                      24.

administrative concerns, and in any other manner that does not alter the primary character of the Plan or its eligibility, provided in each case that the amendment does not have a substantial adverse financial impact on any Participating Company.

     16.03 EFFECT. Upon adoption, an amendment will become effective in accordance with its terms. Except as provided elsewhere in this Plan, no amendment will (a) cause Plan assets to revert to a Participating Company or to be used for purposes other than the exclusive benefit of Participants and Beneficiaries and payment of reasonable expenses, (b) deprive any Participant of a benefit already accrued, or (c) change the duties or liabilities of a Trustee without written consent of the Trustee.



                                  ARTICLE XVII

                        TERMINATION, MERGER AND TRANSFER

     17.01 PARTICIPATING COMPANIES. A Participating Company may, in its sole discretion, by written action of its board of directors or by a committee appointed by its board of directors, discontinue contributions to or terminate the Plan, in whole or in part, at any time with respect to its own Employees without any liability whatsoever.

     17.02 COMPANY. The Directors reserve the right to terminate the Plan, at any time, in their sole and absolute discretion by written action or by a written action of a committee appointed by the Directors. If the Plan is terminated with respect to all Participating Companies, the Trustees will pay to each Participant affected by the termination, or that Participant's Beneficiary, within a reasonable time, the net value of the Participant's Account in accordance with the written directions of the Committee; provided that, if termination of the Plan does not constitute a distribution event within the meaning of Code Section 401(k), the Participants' Salary Deferral Contributions Accounts shall continue to be held in trust for subsequent distribution in accordance with the requirements of Code Section 401(k).

     17.03 DETERMINATION OF PARTIAL TERMINATION. A partial termination of the Plan will not be deemed to occur solely by reason of the sale or transfer of all or substantially all of the assets of a Participating Company, but will be deemed to occur only if there is a determination, either made or agreed to by the Committee, or made by the Internal Revenue Service and upheld by a decision of a court of last resort, that a particular event or transaction constitutes a partial termination within the meaning of Code Section 411(d)(3)(A).

     17.04 MERGERS AND TRANSFERS. This Plan (including any outstanding loans) may be merged or consolidated with another tax-qualified retirement Plan and assets and liabilities (including any outstanding loans) may be transferred from this Plan to any other retirement plan qualified under Section 401 of the Code if each Participant is entitled to receive from this Plan, or from the surviving or transferee plan, immediately after the merger, consolidation or transfer, a benefit equal to or greater than the benefit the Participant would have been entitled to receive under this Plan if this Plan had been terminated immediately before the merger, consolidation or transfer.

                                      25.

                                  ARTICLE XVIII

                                  MISCELLANEOUS

     18.01 LIMITATION OF RIGHTS. Participation in this Plan will not give to any Employee the right to be retained in the employ of an Affiliated Company, nor any right or interest in this Plan other than as provided in this Plan document.

     18.02 SATISFACTION OF CLAIMS. Any payment to a Participant, the Participant's legal representative or Beneficiary, in accordance with the terms of this Plan and the appropriate Trust Agreement, will, to the extent thereof, be in full satisfaction of all claims such person may have against each Trustee, the Committee and all Participating Companies, any of whom may require the recipient, as a condition precedent to such payment, to execute a receipt and release therefor in such form as shall be determined by the Trustee, the Committee or a Participating Company, as the case may be.

     18.03 CONSTRUCTION. Although contributions made by the Participating Companies are not limited to profits, the Plan is intended to be a profit sharing plan. The Plan is to be construed and administered in accordance with ERISA and other pertinent federal laws and in accordance with the laws of the State of California to the extent not preempted by ERISA; provided, however, that if any provision is susceptible of more than one interpretation, such interpretation shall be given thereto as is consistent with the intent that this Plan and its related trusts be exempt from federal income tax under Code Sections 401(a) and 501(a), respectively. The headings and subheadings of this instrument are inserted for convenience of reference only and are not to be considered in the construction of this Plan.

     18.04 SEVERABILITY. If a provision of this Plan is held by a court of competent jurisdiction to be invalid or unenforceable, the remaining provisions of the Plan will remain fully effective.

     18.05 SOURCE OF BENEFITS. All benefits payable under the Plan shall be paid and provided for solely from the Plan's related trust, and the Participating Companies assume no liability or responsibility therefor.

     IN WITNESS WHEREOF, the Company has caused this Plan to be executed this 1st day of February, 2001.


                                          WELLPOINT HEALTH NETWORKS INC.



                                          By: /s/ THOMAS C. GEISER
                                             ----------------------------------



                                      26.

                       APPENDIX I: TESTING SALARY DEFERRAL
                           AND MATCHING CONTRIBUTIONS

     Section 1.01 INDIVIDUAL LIMIT ON ELECTIVE DEFERRALS.


          (a) ELECTIVE DEFERRALS. "Elective Deferrals" means contributions on behalf of a Participant under a qualified cash or deferred arrangement described in Code Section 402(e)(3), under a simplified employee pension plan described in Code Section 408(k)(6), and under a salary reduction agreement to purchase an annuity contract described in Code Section 403(b).

          (b) DISTRIBUTION. If the Committee determines that an individual's Elective Deferrals under this Plan exceed the amount permitted by Code Sections 401(a)(30) or 402(g), the excess amount, together with income earned on the excess amount during the calendar year will be distributed to the Participant no later than April 15 following the end of the taxable year in which the excess contribution was made. Income will be determined in accordance with any reasonable method used for allocating income to Participants' Accounts during the Plan Year. Income for the period between the end of the taxable year in which the excess amount was contributed and the date of distribution will not be distributed.

     Section 1.02 LIMIT ON SALARY DEFERRAL CONTRIBUTIONS.


          (a)  DEFINITIONS.

               (1) DEFERRAL PERCENTAGE means, for a group of Eligible Employees, the average of the ratios (calculated separately for each individual) of (i) to (ii) where (i) is the amount of the Salary Deferral Contributions allocated for the Plan Year to the individual's Account, and (ii) is the Remuneration of the individual for the Plan Year computed only for the portion of the Plan Year during which the individual was eligible to make Elective Deferrals under this Plan and, at the option of the Committee or its delegate, elective deferrals under any other plan that was merged into this Plan. The Deferral Percentage for an Eligible Employee who does not elect to make Salary Deferral Contributions is zero.

               (2) 401(a)(17) LIMIT. With respect to this Appendix, the Remuneration of any Participant taken into account in any Plan Year will not exceed the 401(a)(17) Limit in effect for the Plan Year.

          (b) DEFERRAL PERCENTAGE TEST. Salary Deferral Contributions must satisfy one of the following tests:

               (1) 125%. The Deferral Percentage for Highly Compensated Employees must not be more than 125% of the Deferral Percentage for Non-Highly Compensated Employees for the prior Plan Year.

               (2) 200%. The Deferral Percentage for Highly Compensated Employees must not be more than 2 percentage points greater than the Deferral Percentage for Non-Highly Compensated Employees for the prior Plan Year, and the Deferral Percentage for Highly Compensated Employees must not be more than 200% of the Deferral Percentage for Non-Highly Compensated Employees for the prior Plan Year.

                                      27.

               (3) SAFE HARBOR. Effective for Plan Years beginning after December 31, 1998, this test can be satisfied by satisfying a design-based safe harbor.

          (c)  DEFERRAL PERCENTAGE TEST OPERATIONAL RULES.

               (1) AGGREGATED PLANS. If two or more plans that include cash or deferred arrangements are considered a single plan for purposes of Code Section 401(a)(4) or Code Section 410(b) (other than for purposes of the average benefits test of Code Section 410(b)), the cash or deferred arrangements included in those plans will be treated as a single arrangement.

               (2) HIGHLY COMPENSATED. If an eligible Highly Compensated Employee is a participant under two or more cash or deferred arrangements of an Affiliated Employer, for purposes of determining that Employee's Deferral Percentage, all such cash or deferred arrangements will be treated as a single cash or deferred arrangement.

               (3) DISREGARDED EMPLOYEES. Any Employee who is not, at any time during the Plan Year, eligible to authorize a Salary Deferral Contribution will be disregarded.

               (4) ELECTION. The Committee or its delegate is authorized to elect to use the current Plan Year rather than the preceding Plan Year in performing the Deferral Percentage test consistent with the requirements of IRS Notice 98-1, as that may be amended by subsequent guidance.

          (d)  SATISFACTION OF DEFERRAL PERCENTAGE TEST.

               (1) REDUCTION OF CONTRIBUTIONS. If, at any time, the Committee determines that the Deferral Percentage test is not likely to be satisfied, the Committee may reduce the maximum percentage of Compensation that a Highly Compensated Employee may elect as a Salary Deferral Contribution for the Plan Year.

               (2) RECALCULATION. If, after the end of the Plan Year, the Plan does not satisfy the Deferral Percentage test, the Excess Deferral Contributions, and any income or loss attributable to such amount, will be distributed to the Highly Compensated Employees, starting with the Highly Compensated Employee with the greatest dollar amount of Salary Deferral Contributions and continuing in descending order.

               (3) EXCESS DEFERRAL CONTRIBUTIONS. The amount of Excess Deferral Contributions to be distributed to Highly Compensated Employees as described in paragraph (2) above is equal to the excess of (i) over (ii) where (i) is the amount of Salary Deferral Contributions made on behalf of all Highly Compensated Employees for the Plan Year in which the excess arose and (ii) is the maximum amount of Salary Deferral Contributions that could be made on behalf of Highly Compensated Employees for the Plan Year, determined by hypothetically reducing each Highly Compensated Employee's Salary Deferral Contributions to the extent necessary to satisfy the Deferral Percentage test, starting with the Highly Compensated Employee with the highest individual deferral rate. The determination will be made after returning any excess Elective Deferrals as described in Section 1.01.

                                      28.

               (4) ADJUSTMENTS. Distributions of Excess Deferral Contributions and Excess Contribution Amounts will be adjusted for income and loss using any reasonable method for allocating income to Participants' Accounts during the Plan Year. Income for the period between the end of the Plan Year and the date of distribution will not be included. Federal, state or local income tax withholding obligations attributable to a distribution may be satisfied out of the distribution, if not satisfied out of other compensation. Unmatched Salary Deferral Contributions will be distributed before matched Salary Deferral Contributions. If matched Salary Deferral Contributions must also be distributed, they will be accompanied by the forfeiture of a proportionate share of Matching Contributions.

               (5) TIMING. Excess Deferral Contributions for a Plan Year will be distributed no later than the last day of the Plan Year immediately following the Plan Year for which the contributions were made.

     Section 1.03 LIMIT ON MATCHING CONTRIBUTIONS. Matching Contributions are tested and distributed similarly to Salary Deferral Contributions under Section
1.02 above except (i) the contribution percentage test described in Code Section 401(m)(2) is substituted for the Deferral Percentage test and (ii) Excess Contribution Amounts are substituted for Excess Deferral Amounts. Excess Contribution Amounts are equal to the excess of (i) over (ii) where (i) is the amount of Matching Contributions made on behalf of all Highly Compensated Employees for the Plan Year in which the excess arose and (ii) is the maximum amount of such contributions that could be made on behalf of Highly Compensated Employees for the Plan Year, determined by hypothetically reducing each Highly Compensated Employee's Matching Contributions to the extent necessary to satisfy the contribution percentage test, starting with the Highly Compensated Employee with the highest individual contribution rate. The determination is made after returning any excess Elective Deferrals as described in Section 1.01 and any Excess Deferral Contributions as described in Section 1.02.

     Section 1.04 RECORDS. The Committee will maintain records sufficient to demonstrate the Plan's compliance with Code Sections 401(k)(3) and 401(m).

     Section 1.05 ORDERING. If, pursuant to these limits, excess contributions are required to be distributed, unmatched Salary Deferral Contributions will be distributed before matched Salary Deferral Contributions. If matched Salary Deferral Contributions must also be distributed in order to satisfy these limits, the matched Salary Deferral Contributions will be accompanied by the distribution of a proportionate share of Matching Contributions.

     Section 1.06 AFFILIATED COMPANIES. All of this Appendix except Section 1.01 will be administered separately with regard to Affiliated Companies (if any) that are unrelated within the meaning of Code Section 414.


                                       29.

                     APPENDIX II: LIMITATIONS ON ALLOCATIONS

     Section 1.01 Basic Limitation. The total Annual Addition to Participants under this Plan and under any other defined contribution plan maintained by an Affiliated Company may not, for any Limitation Year, exceed the lesser of (i) the dollar limit which is $30,000, or if greater 25% of the dollar limitation in effect under Code Section 415(b)(1)(A), or (ii) 25% of the Participant's Remuneration for that Limitation Year, as adjusted for cost of living under
Section 415(d) of the Code.

          (a) EMPLOYER CONTRIBUTIONS. An amount shall be an Annual Addition under a defined contribution plan for a Limitation Year if, with respect to employer contributions (including salary deferral contributions), such contributions are made during the Limitation Year or no later than 30 days following the end of the taxable year (including extensions) with or within which the Limitation Year ends.

          (b) PARTICIPANT CONTRIBUTIONS. An amount shall be an Annual Addition under a defined contribution plan for a Limitation Year if, with respect to the Participant's own contributions, the contributions are made during the Limitation Year or no later than 30 days following the end of such Limitation Year.

     Section 1.02 ANNUAL ADDITION. "Annual Addition" means, for any Limitation Year, the aggregate amount (excluding Rollover Contributions and Trust-to-Trust Transfers) credited to a Participant's account under this Plan and to a Participant's accounts under each other defined contribution plan of an Affiliated Company with respect to such Limitation Year from employer contributions and forfeitures allocated to a Participant's account (excluding any amount reinstated to an account pursuant to Code Sections 411(a)(7)(C) (cash-outs) or 411(a)(3)(D) (mandatory contributions), a Participant's own contributions made on behalf of the Participant, and contributions to an individual medical account (as defined in Code Section 415(1)) for a Participant as part of a defined benefit plan. For purposes of the application of the dollar limit of clause (i) of Section 1.01 of this Appendix to a Participant who is a Key Employee, as defined in Code Section 416(i), with respect to a Limitation Year, any amount paid or accrued to that Participant's account under a welfare benefit fund pursuant to Code Section 419A(d) is an Annual Addition.

The provisions in subsections (a) through (d) below apply only in Plan Years beginning before January 1, 2000:

          (a) COMBINED LIMIT. If a Participant also participates in a qualified defined benefit plan maintained by an Affiliated Company, the sum of (i) the Defined Benefit Fraction and (ii) the Defined Contribution Fraction (as defined below) shall not exceed 1.0 for any Limitation Year.

          (b) DEFINED BENEFIT FRACTION means that fraction, the numerator of which is the Participant's projected annual benefit, determined as of the close of the Limitation Year, under all defined benefit plans of all Affiliated Companies and the denominator of which is the LESSER of (i) the product of 1.25 and the dollar limits in effect under Code Section 415(b)(1)(A) for the Limitation Year or (ii) the product of 1.4 and the Participant's average annual Remuneration for the 3 consecutive Limitation Years for which such average is the

                                      30.

highest. A Participant's "projected annual benefit" is the annual benefit to which the Participant would be entitled under all defined benefit plans of all Affiliated Companies if the Participant were to remain an Employee until normal retirement age under each such plan and all other relevant factors used to determine benefits under such plans were to remain constant.

          (c) DEFINED CONTRIBUTION FRACTION means that fraction, the numerator of which is the sum of the Annual Additions to the Participant's accounts under each defined contribution plan maintained by an Affiliated Company for the Limitation Year and all prior Limitation Years (less the amount, if any, permitted to be subtracted under (i) the transitional rule of Section 235(g)(3) of the Tax Equity and Fiscal Responsibility Act of 1982 or (ii) the transitional rule of Section 1106(h)(4) of the Tax Reform Act of 1986) and the denominator of which is the LESSER of the following amounts with respect to the Limitation Year and each prior Limitation Year during which the Participant was an employee of an Affiliated Company: (1) the product of 1.25 and the dollar limit in effect under Code Section 415(c)(1)(A) (but without regard to Code Section 415(c)(6)) for such Limitation Year or (2) the product of 1.4 and 25% of the Participant's Remuneration for such Limitation Year; provided that the Committee may calculate the denominator of the Defined Contribution Fraction for all defined contribution plans of Affiliated Companies using the alternative method set forth in Code Section 415(e)(6).

          (d) TOP HEAVY ADJUSTMENT. For any Plan Year that the Plan is Top Heavy (as determined under Appendix III), the definitions of Defined Contribution Fraction and Defined Benefit Fraction are modified by substituting
1.0 for 1.25; provided, however, in no event, will the accrued benefit or account balance of a Participant be reduced below the amount of such accrued benefit or account balance immediately before the Plan became Top Heavy.

     Section 1.03 COMPLIANCE WITH BASIC LIMITATION. If the Annual Addition to a Participant's accounts in this Plan and any other defined contribution plan of any Affiliated Company would exceed the limits described in 1.01 of this Appendix, the Annual Addition to this Plan and to each other defined contribution plan of any Affiliated Company will be reduced but only to the extent necessary to comply with Section 1.01 of this Appendix, as follows:

          (a) PARTICIPANT CONTRIBUTIONS. First, the Participant's own contributions to each such plan, to the extent that they constitute an Annual Addition, will be reduced pro rata, and the excess, together with earnings thereon, returned to the Participant.

          (b) EMPLOYER CONTRIBUTIONS. Then, employer contributions for the Limitation Year that have not been allocated to such participants will be reduced pro rata.

          (c) SUSPENSE ACCOUNT. Then, amounts that cannot be allocated to participants' accounts will be credited to a suspense account that will be used to reduce future employer contributions. The suspense account will not share in investment earnings and no employer contributions may be made while amounts remain unallocated in the suspense account.

     Section 1.04 COMPLIANCE WITH COMBINED LIMITATION. If for a Limitation Year beginning before January 1, 2000, the sum of the Defined Benefit Fraction and the Defined Contribution Fraction would exceed 1.0, then the following actions will be taken in the following order, to the extent necessary for compliance with Section 1.03 of this Appendix, taking into account the transition provisions of Section 1106(h)(3) of the Tax Reform Act of 1986:

                                      31.

          (a) DEFINED BENEFIT PLAN. The Participant's accrued benefits under each defined benefit plan of an Affiliated Company will be reduced in accordance with the terms of each such plan.

          (b) DEFINED CONTRIBUTION PLAN. Annual Additions to the Participant's accounts in this Plan and each other defined contribution plan of an Affiliated Company will be reduced.

          (c) YEARS AFTER DECEMBER 31, 1999. Notwithstanding the foregoing, the overall limit on annual contributions made on behalf of an employee who participates in a defined benefit and a defined contribution plan maintained by the same employer will cease to be in effect for Limitation Years beginning after December 31, 1999.

     Section 1.05 LIMITATION YEAR. The Limitation Year is the Plan Year.

     Section 1.06 AFFILIATED COMPANY. For purposes of this Appendix, the determination of an Affiliated Company will be made with the adjustment required by Code Section 415(h).

                                      32.

                       APPENDIX III: TOP HEAVY PROVISIONS

     The following provisions apply for purposes of determining whether the Plan is Top Heavy as defined in Section 1.03 below and in Code Section 416(g).

     Section 1.01 DEFINITIONS. For purposes of this Appendix, the following terms shall have the meaning indicated:

          (a) DETERMINATION DATE shall mean, for the Plan's first Plan Year, the last day of such Plan Year, and for any other Plan Year, the last day of the preceding Plan Year.

          (b) KEY EMPLOYEE shall mean, with respect to any Plan Year, a Participant or former Participant (and the Beneficiaries of a deceased Participant) who, at any time during the Plan Year containing the Determination Date for the Plan Year in question, or any of the four immediately preceding Plan Years, was:

               (i) OfFICER. An officer, for purposes of this Appendix, is an officer of an Affiliated Company having annual Remuneration from all Affiliated Companies for a Plan Year greater than 50% of the maximum dollar limitation in effect under Code Section 415(b)(1)(A) for the calendar year in which such Plan Year ended. The individuals actually considered as Key Employees by virtue of being officers (I) shall not in number exceed the lesser of 50 or that number not in excess of the greater of three officers or 10% of the total number of Employees of all the Affiliated Companies, and (II) shall be those individuals belonging to the group of all Participants determined to be officers for the Plan Year containing the Determination Date or any of the preceding four Plan Years, who received the highest annual Remuneration for any Plan Year during such five-year period.

               (ii) OWNERS OF LARGEST INTERESTS. The owners of the largest interests are the 10 Employees of any Affiliated Company owning the largest interests in any Affiliated Company, provided that such Employee owns more than a 1/2% interest in such Affiliated Company, and that such Employee's aggregate annual Remuneration from all the Affiliated Companies exceeds the maximum dollar limitation under Section 415(c)(1)(A) of the Code. Should two Employees own the same percentage interest in one or more Affiliated Companies, then the Employee having the greater annual Remuneration shall be deemed to own the larger percentage interest.

               (iii) 5% OWNER. A 5% owner is an individual who owns more than 5% of the outstanding stock or stock possessing more than 5% of the total combined voting power of all stock of any Affiliated Company (or, if the Affiliated Company is not a corporation, more than 5% of the capital or profits interest of the Affiliated Company).

               (iv) 1% OWNER. A 1% owner is an individual who owns more than 1% of the outstanding stock or stock possessing more than 1% of the total combined voting power of all stock of any Affiliated Company, (or, if such Affiliated Company is not a corporation, more than 1% of the capital or profits interest of the Affiliated Company), and whose annual Remuneration from all the Affiliated Companies exceeds $150,000.

                                      33.

For purposes of determining ownership in an Affiliated Company under this subsection, the attribution principles of Code Section 318 shall apply by substituting "5%" for "50%" in Section 318(a)(2)(C).

          (c) NON-KEY EMPLOYEE shall mean, with respect to any Plan Year, any Employee who is not a Key Employee, including Employees who are former Key Employees.

          (d) TOP HEAVY RATIO of a plan or group of plans shall be a fraction, the numerator of which is the sum of (I) account balances of all Key Employees under each defined contribution plan (including any simplified employee pension plan) included in the determination and (II) the present value of cumulative accrued benefits of all Key Employees under each defined benefit plan included in the determination, and the denominator of which is the sum of the account balances for all Participants under each defined contribution plan (including any simplified employee pension plan) included in the determination and the present value of cumulative accrued benefits for all Participants under each defined benefit plan included in the determination. In determining the Top-Heavy Ratio, the following rules apply:

               (i) VALUATION. The value of account balances shall be determined as of the most recent Valuation Date that falls within or ends within the 12-month period ending on the Determination Date. Present value of accrued benefits under a defined benefit plan shall be calculated under the method used for accrual purposes in all defined benefit plans of the Affiliated Companies, or, if there is no such method, as if such benefit accrued not more rapidly than the slowest accrual rate permitted under Code Section 411(b)(1)(C). Account balances and accrued benefits so determined shall be adjusted for the amount of any contributions (I) made after the date of such valuation but on or before the Determination Date or (II) due but unpaid as of the Determination Date, and, except as otherwise provided in
     (2) or (3) below, shall include any amount distributed during the five-year period ending on the Determination Date.

               (ii) TRANSFERS. With respect to a transfer from one qualified plan to another (by rollover or Trust-to-Trust transfer) which is (A) incident to a merger or consolidation of two or more plans or a division of a single plan into two or more plans, (B) made between two plans maintained by the same employer or by employers required to be aggregated under Section 414(b), (c), (m) or (o) of the Code, or (C) otherwise not initiated by the Employee, a Participant's accrued benefit or account balance under a plan shall include any amount attributable to any such transfer received or accepted by such plan on or before the Determination Date but shall not include any amount transferred by such plan to any other plan in such a transfer on or before the Determination Date. With respect to any rollover or Trust-to-Trust transfer not described in the preceding sentence, a Participant's accrued benefit or account balance under a plan (I) shall include any amount distributed or transferred by such plan, unless the distributed or transferred amount is excludable under paragraph (1), and (II) shall not include any amount attributable to assets received by such plan.

               (iii) EXCLUSIONS. No accrued benefit for any Participant or Beneficiary shall be taken into account for purposes of calculating the Top-Heavy Ratio with respect to (I) a Participant who is not a Key Employee with respect to the Plan Year in question, but who was a Key Employee with respect to a prior Plan Year, or (II) an Employee who has performed no services for any Affiliated Company within the five-

                                      34.

     year period ending with the Determination Date, unless such Employee becomes re-employed after such 5-year period.

          (e) REQUIRED AGGREGATION GROUP means a group of two or more plans (including terminated plans) consisting of (1) a qualified plan of an Affiliated Company (including a simplified employee pension plan) in which at least one Key Employee participates, and (2) any other qualified plan or plans of the Affiliated Company which enable the plan described in (1) to meet the requirements of Code Sections 401(a)(4) and 410 (except Average Benefits).

          (f) PERMISSIVE AGGREGATION GROUP means a group of plans consisting of a Required Aggregation Group of plans plus one or more other plan or plans of an Affiliated Company which, when considered as a group with the Required Aggregation Group, would continue to satisfy the requirements of Code Sections 401(a)(4) and 410.

     Section 1.02 TOP-HEAVY STATUS. This Plan shall be considered "Top-Heavy" with respect to any Plan Year if, as of the Determination Date for such Plan Year, either:

          (a) NO REQUIRED AGGREGATION. The Top-Heavy Ratio for this Plan exceeds 60% and this Plan is not part of any Required Aggregation Group, or

          (b) REQUIRED AGGREGATION. This Plan is part of a Required Aggregation Group of plans and the Top-Heavy Ratio for the group of plans exceeds 60%; provided that, if this Plan is part of one or more Permissive Aggregation Groups of plans for which the Top-Heavy Ratio does not exceed 60%, this Plan shall not be Top-Heavy.

     Section 1.03 MINIMUM CONTRIBUTION.

          (a) RECIPIENTS. With respect to any Plan Year for which the Plan is Top-Heavy, each Participant who is not a Key Employee, and who has not ceased to be an Employee prior to the end of such Plan Year, shall be entitled to a contribution under this section. No Participant otherwise entitled to an allocation under this subsection shall be ineligible for such allocation solely because he or she has not completed 1,000 Hours of Service for the Plan Year.

          (b) AMOUNTS. The benefit of each Participant who meets the requirements of subsection (a), and who does not participate in any defined benefit plan of any Affiliated Company, shall be such Participant's Company Contribution (including forfeitures) under the other provisions of the Plan; provided that the total employer contribution (including forfeitures) allocated to the Account of such Participant shall be not less than an amount which, when added to such Participant's allocable share of employer contributions and forfeitures under any other defined contribution plan of any of the Affiliated Companies, equals at least 3% of his or her Remuneration. The benefit described in this subsection (b) is subject to the following:

               (i) LIMIT. In the event that the percentage of employer contributions and forfeitures under the plans in which such Participant participates for the Plan Year on behalf of the Key Employee for whom such percentage is greatest is less than 3% of such Key Employee's Remuneration for the Plan Year, then such Participant shall not be entitled to a contribution under this subsection (b) for the Plan Year in excess of such percentage of such Participant's Remuneration, unless this Plan enables a defined

                                      35.

     benefit plan included in a Required Aggregation Group with this Plan to satisfy the requirements of Section 401(a) or 410 of the Code (except the average benefits test).

               (ii) SALARY REDUCTION. Notwithstanding the preceding paragraph, if the highest rate allocated to a Key Employee is less than 3%, amounts contributed as a result of a salary reduction agreement will be included when determining contributions made on behalf of Key Employees.

               (iii) ADJUSTMENT. If a Participant also participates in a defined benefit plan of an Affiliated Company, then the minimum contribution requirement of this Section for that Participant will be fulfilled in accordance with this subsection, except that "3%" shall be substituted for "5%."

     SECTION 1.04 AFFILIATED COMPANIES. This Appendix will be administered separately with regard to Affiliated Companies (if any) that are unrelated within the meaning of Code Section 414.


                                      36.

         APPENDIX IV: PARTICIPATION OF UNICARE FINANCIAL CORP. EMPLOYEES

     Effective for Compensation paid to Employees of UniCARE Financial Corp. ("UniCARE") on and after March 25, 1994, and subject to the terms and conditions outlined below, UniCARE will become a Participating Company under this Plan.

     Section 1.01 ELIGIBILITY. Effective March 25, 1994, notwithstanding anything to the contrary in this Plan, Employees of UniCARE who are actively at work with UniCARE on March 25, 1994 and who were participants in the UniCARE Financial Corp. Profit Sharing Plan ("UniCARE Plan") for the payroll period ending February 28, 1994 will be eligible to participate in this Plan.

     Section 1.02 SERVICE. Effective March 25, 1994, notwithstanding anything to the contrary in this Plan, hours of service with UniCARE were treated as Hours of Service with the Company for all purposes under the Plan including, but not limited to, determinations regarding eligibility to participate in the Plan and determinations regarding a Participant's level of Matching Contributions (if any) under the Plan.

     Section 1.03 PLAN MERGER. On June 1, 1994, the UniCARE Plan, which contains certain annuity and installment options that are generally unavailable under the terms of this Plan, was merged into this Plan. This Appendix is designed to preserve withdrawal, distribution, and restoration of forfeiture provisions contained in the UniCARE Plan to the extent required by the Retirement Equity Act and by Code Section 411 for distributions that are made or begin prior to the Change Date described in Section 1.08. Consequently, this appendix is applicable only to assets (adjusted for future gains losses, expenses and restorations of forfeitures) transferred to this Plan from the UniCARE Plan ("UniCARE Amount"). All references to a Participant's UniCARE Amount in this Appendix are to that Participant's UniCARE Amount as of the most recent Valuation Date.

     Section 1.04 UNICARE DISTRIBUTION AND WITHDRAWAL OPTIONS. A Participant may elect to receive a withdrawal or a distribution (as the case may be) of his or her UniCARE Amount as provided in (a), (b), or (c) immediately below, subject to the restrictions that apply on and after the Change Date described in Section 1.08.

          (a) GENERAL PLAN PROVISIONS. A Participant may elect to receive his or her UniCARE Amount pursuant to the withdrawal or the distribution provisions generally applicable to assets held under the Plan. The installment and annuity options described in subsections (b) and (c) are not available for distributions made on and after the Change Date described in Section 1.08.

          (b) INSTALLMENT DISTRIBUTION. A Participant may elect to receive his or her UniCARE Amount in substantially equal annual, or more frequent installments over a period certain which does not extend beyond the life expectancy of the Participant or the joint life expectancies of the Participant and the Participant's Beneficiary. For these purposes, life expectancies will not be recalculated.

          (c) ANNUITY OPTION. A Participant may elect to have his or her UniCARE Amount used to purchase a nontransferable annuity contract that will be distributed to

                                      37.

the Participant in full satisfaction of all Plan obligations to the Participant and the Participant's Beneficiaries with regard to the Participant's UniCARE Amount. A Participant who makes such an election will be subject to the Notice and Waiver Provisions contained in Section 5.05 of this Appendix and to the following additional requirements.

               (i) NORMAL FORM. If the Participant is not married on his or her Annuity Starting Date, the Participant's Normal Form will be a single life annuity. If the Participant is married on his or her Annuity Starting Date, the Participant's Normal Form will be an immediate annuity for the life of the Participant with a survivor annuity for the life of the Participant's spouse (determined as of the date of distribution of the contract) which is 50% of the amount of the annuity which is payable during the joint lives of the Participant and the Participant's spouse.

               (ii) ALTERNATE FORM. Subject to the requirements of Code Section 401(a)(9), a Participant may elect to receive an immediate annuity for his or her life or a reduced immediate annuity for his or her life with a survivor annuity for the life of a Beneficiary that is 50% or 100% of the amount of the annuity that is payable during the joint lives of the Participant and the Beneficiary. An alternate form of annuity may also provide for an annuity certain feature for a period not exceeding the life expectancy of the Participant.

     Section 1.05 NOTICE AND WAIVER PROVISIONS. Subject to the "Special Waiver of 30-Day Requirement" rules in Article XI of this Plan, the following provisions are applicable to distributions and withdrawals described in Section 1.04(c) and Section 1.06(a) of this Appendix.

          (a) NOTICE. No less than 30 days and no more than 90 days before the Annuity Starting Date, the Committee will provide the Participant, or the Participant's surviving spouse, as the case may be, with a written explanation of the terms and conditions of the Normal Form, the right to make, and the effect of, an election to waive the Normal Form, the right of the Participant's spouse (if any) to approve a Participant's waiver, the right to revoke a waiver and the effect of revoking a waiver.

          (b) PROCEDURE. A waiver must be made on a form prepared by, and delivered to, the Committee no earlier than 90 days before the Annuity Starting Date. The Participant, or the Participant's surviving spouse, as the case may be, may revoke or change a waiver at any time before the Annuity Starting Date by delivering a subsequent form to the Committee that satisfies the Plan's waiver procedures.

          (c)  ADDITIONAL CONDITIONS APPLICABLE TO MARRIED PARTICIPANTS.

               (i) A Participant's spouse must waive any rights to the Participant's Normal Form in a document prepared by and delivered to the Committee, that acknowledges the effect of the waiver, and that is witnessed by a notary public. In the waiver, the Participant's spouse must either consent to the specific non-spouse Beneficiary or Beneficiaries named by the Participant, and the optional form of benefit selected by the Participant, or acknowledge that the surviving spouse had the right to limit consent only to a specific non-spouse Beneficiary or Beneficiaries, and to a specific optional form of benefit, and that the surviving spouse voluntarily elected to relinquish that right.

                                      38.

               (ii) CONSENT UNNECESSARY. If the Participant is legally separated or abandoned (within the meaning of local law) and the Participant has a court order to that effect (and there are no Qualified Domestic Relations Orders as defined in Code Section 414(p) that provide otherwise), or the spouse cannot be located, then the waiver described in the preceding paragraph need not be filed with the Committee when a married Participant elects an optional form of benefit.

               (iii) EFFECT OF CONSENT. Any waiver by a spouse obtained pursuant to these procedures (or establishment that the consent of a spouse could not be obtained) is effective only with respect to that spouse.

     Section 1.06 DEATH BENEFITS. Subject to the requirements of Code Section 401(a)(9), the following death benefit provisions apply to UniCARE Amounts, provided, however, the annuity option described in subsection (a) will not be available for distributions beginning on or after the Change Date.

          (a) MARRIED PARTICIPANT WHO ELECTED AN ANNUITY. If a married Participant properly elects an annuity pursuant to the terms of this Appendix and dies before his or her Annuity Starting Date, the Participant's UniCARE Amount will be used to purchase a single life annuity (the Normal Form) for the Participant's surviving spouse as soon as administratively possible after the Participant's spouse requests purchase of such an annuity. Pursuant to the Notice provisions of Sections 5.05(a) and (b) of this Appendix, the Participant's surviving spouse may elect to receive the Participant's UniCARE Amount pursuant to the distribution provisions generally applicable to assets held under the Plan instead of in the Normal Form of a single life annuity.

          (b) UNMARRIED PARTICIPANT. If an unmarried Participant dies before his or her Annuity Starting Date, the Participant's UniCARE Amount will be distributed pursuant to the distribution provisions generally applicable to assets held under the Plan and neither the annuity nor the installment provisions of this Appendix will not apply.

          (c) MARRIED PARTICIPANT WHO DID NOT ELECT AN ANNUITY BEFORE THE CHANGE DATE. If a married Participant who did not properly elect an annuity pursuant to the terms of this Appendix dies before his or her Annuity Starting Date, or the Participant dies on or after the Change Date, the Participant's UniCARE Amount will be distributed pursuant to the distribution provisions generally applicable to assets held under the Plan and neither the annuity nor the installment provisions of this Appendix will apply.

     Section 1.07 RESTORATION OF FORFEITURES. Under the UniCARE Plan, an individual who separated from service with UniCARE and who received a distribution (or a deemed distribution) of the vested portion of his or her account under the UniCARE Plan forfeited (or was deemed to forfeit) his or her unvested benefits under the UniCARE Plan.

          (a) RETURN TO SERVICE. If such an individual (i) was reemployed by UniCARE or (ii) became an Employee after January 20, 1994 (when UniCARE became a wholly owned subsidiary of WellPoint Health Networks Inc.), the amount forfeited will be restored (without earnings) as part of the individual's UniCARE Amount if the individual pays to this Plan (or in the case of a deemed forfeiture, the Participant is deemed to have repaid the Plan) the full amount of the distribution before the earlier of (x) 5 years after the applicable event

                                      39.

described in (i) or (ii) above, or (y) the close of the first period of 5 consecutive 1-year breaks in service (as defined in the UniCARE Plan) following the date of the distribution.

          (b) FUNDS. Funds for restoring forfeitures under this Section will be drawn from a special contribution to the Plan to be made by the appropriate Participating Company, as determined by the Committee. This special contribution will not be subject to the limitations under Internal Revenue Code Section 415.

     Section 1.08 CHANGE DATE. For purposes of this Appendix IV, Change Date means July 1, 2001, provided that each affected Participant is furnished a summary of material modifications that reflects the elimination of the annuity and installment distribution options as applied to UniCARE Amounts not less than 90 days prior to such date.


                                      40.

              APPENDIX V: PARTICIPATION OF COST CARE INC. EMPLOYEES

     Section 1.01 ELIGIBILITY. Effective March 1, 1997, individuals who were employed by Cost Care, Inc. ("Cost Care") on February 28, 1997, and who became Employees due to a corporate transaction on March 1, 1997 will be eligible to participate in this Plan to the extent they satisfy the Plan's eligibility requirements, taking into account the applicable service crediting provisions in
Article III of the Plan.

     Section 1.02 PLAN MERGER. Effective March 31, 1997, the Cost Care Inc. Savings Plan ("Cost Care Plan"), under which certain annuity options were the normal form of benefit, was merged into this Plan. The following provisions are applicable only to assets (adjusted for future gains, losses, expenses and restorations of forfeitures) merged into this Plan from the Cost Care Plan ("Cost Care Amount"). All references to a Participant's Cost Care Amount in this Appendix are to that Participant's Cost Care Amount as of the most recent Valuation Date.

     Section 1.03 COST CARE DISTRIBUTION AND WITHDRAWAL OPTIONS.

          (a) GENERAL PLAN PROVISIONS. A Participant may elect to receive his or her Cost Care Amount pursuant to the in-service withdrawal provisions or the distribution provisions generally applicable to assets held under this Plan. For distributions that begin prior to the Change Date described in Section 1.07, a Participant may also elect among the annuity options described below.

          (b) ANNUITY OPTIONS. When requesting an in-service withdrawal or a distribution, a Participant may elect to have his or her Cost Care Amount used to purchase a nontransferable annuity contract that will be distributed to the Participant in full satisfaction of all Plan obligations to the Participant and the Participant's Beneficiaries with regard to the Participant's Cost Care Amount. A Participant who makes such an election will be subject to the Notice and Waiver Provisions contained in Section 1.04 of this Appendix and to the following additional provisions.

               (i) NORMAL FORM. If the Participant is not married on his or her Annuity Starting Date, the Participant's Normal Form will become a single life annuity. If the Participant is married on his or her Annuity Starting Date, the Participant's Normal Form will become an immediate annuity for the life of the Participant with a survivor annuity for the life of the Participant's spouse (determined as of the date of distribution of the contract) which is 50% of the amount of the annuity which is payable during the joint lives of the Participant and the Participant's spouse.

               (ii) ALTERNATE FORMS. Subject to the requirements of Code Section 401(a)(9), a Participant may elect to receive an immediate annuity for his or her life or a reduced immediate annuity for his or her life with a survivor annuity for the life of a Beneficiary that is 50% or 100% of the amount of the annuity that is payable during the joint lives of the Participant and a Beneficiary. An alternate form of annuity may also provide for an annuity payable for the Participant's lifetime with a minimum guarantee of 10 years of payments.


                                      41.

     Section 1.04 NOTICE AND WAIVER PROVISIONS. Subject to the "Special Waiver of 30-Day Requirement" rules in Article XI of this Plan, the following provisions are applicable to distributions and withdrawals described in Section 1.03(b) and Section 1.05(a) of this Appendix.

          (a) NOTICE. No less than 30 days and no more than 90 days before the Annuity Starting Date, the Committee will provide the Participant, or the Participant's surviving spouse, as the case may be, with an explanation of the terms and conditions of the Normal Form, the right to make, and the effect of, an election to waive the Normal Form, the right of the Participant's spouse (if any) to approve a Participant's waiver, the right to revoke a waiver and the effect of revoking a waiver.

          (b) PROCEDURE. A waiver must be made on a form prepared by, and delivered to, the Committee no earlier than 90 days before the Annuity Starting Date. The Participant, or the Participant's surviving spouse, as the case may be, may revoke or change a waiver at any time before the Annuity Starting Date by delivering a subsequent form to the Committee that satisfies the Plan's waiver procedures.

          (c)  ADDITIONAL CONDITIONS APPLICABLE TO MARRIED PARTICIPANTS.

               (i) A Participant's spouse must waive any rights to the Participant's Normal Form in a document prepared by and delivered to the Committee, that acknowledges the effect of the waiver, and that is witnessed by a notary public. In the waiver, the Participant's spouse must either consent to the specific non-spouse Beneficiary or Beneficiaries named by the Participant, and the optional form of benefit selected by the Participant, or acknowledge that the surviving spouse had the right to limit consent only to a specific non-spouse Beneficiary or Beneficiaries, and to a specific optional form of benefit, and that the surviving spouse voluntarily elected to relinquish that right.

               (ii) CONSENT UNNECESSARY. If the Participant is legally separated or abandoned (within the meaning of local law) and the Participant has a court order to that effect (and there are no Qualified Domestic Relations Orders as defined in Code Section 414(p) that provide otherwise), or the spouse cannot be located, then the waiver described in the preceding paragraph need not be filed with the Committee when a married Participant elects an optional form of benefit.

               (iii) EFFECT OF CONSENT. Any waiver by a spouse obtained pursuant to these procedures (or establishment that the consent of a spouse could not be obtained) is effective only with respect to that spouse.

     Section 1.05 DEATH BENEFITS. Subject to the requirements of Code Section 401(a)(9), the following death benefit provisions apply to Cost Care Amounts, provided, however, the annuity option described in subsection (a) will not be available for distributions beginning on or after the Change Date described in
Section 5.07.

          (a) MARRIED PARTICIPANT WHO ELECTED AN ANNUITY. If a married Participant properly elects an annuity pursuant to the terms of this Appendix and dies before his or her Annuity Starting Date, the Participant's Cost Care Amount will be used to purchase a single life annuity (the Normal Form) for the Participant's surviving spouse as soon as administratively possible after the Participant's spouse requests purchase of such an annuity.

                                      42.

Pursuant to the Notice provisions of Sections 1.04(a) and (b) of this Appendix, the Participant's surviving spouse may elect to receive the Participant's Cost Care Amount pursuant to the distribution provisions generally applicable to assets held under the Plan instead of in the Normal Form of a single life annuity.

          (b) UNMARRIED PARTICIPANT. If an unmarried Participant dies before his or her Annuity Starting Date, the Participant's Cost Care Amount will be distributed pursuant to the distribution provisions generally applicable to assets held under the Plan and the annuity provisions of this Appendix will not apply.

          (c) MARRIED PARTICIPANT WHO DID NOT ELECT AN ANNUITY BEFORE THE CHANGE DATE. If a married Participant who did not properly elect an annuity pursuant to the terms of this Appendix dies before his or her Annuity Starting Date, or if the Participant dies on or after the Change Date described in
Section 5.07 , the Participant's Cost Care Amount will be distributed pursuant to the distribution provisions generally applicable to assets held under the Plan and the annuity provisions of this Appendix will not apply.

     Section 1.06 RESTORATION OF FORFEITURES. Under the Cost Care Plan, an individual who separated from service with Cost Care and who received a distribution (or a deemed distribution) of the vested portion of his or her account under the Cost Care Plan forfeited (or was deemed to forfeit) his or her unvested benefits under the Cost Care Plan.

          (a) RETURN TO SERVICE. If such an individual (i) was reemployed by Cost Care or (ii) became an Employee after March 1, 1997, the amount forfeited will be restored (without earnings) as part of the individual's Cost Care Amount if the individual pays to this Plan (or in the case of a deemed forfeiture, the Participant is deemed to have repaid the Plan) the full amount of the distribution before the earlier of (x) 5 years after the applicable event described in (i) or (ii) above, or (y) the close of the first period of 5 consecutive 1-year breaks in service (as defined in the Cost Care Plan) following the date of the distribution.

          (b) FUNDS. Funds for restoring forfeitures under this Section will be drawn from a special contribution to the Plan to be made by the appropriate Participating Company, as determined by the Committee. This special contribution will not be subject to the limitations under Internal Revenue Code Section 415.

     Section 1.07 CHANGE DATE. For purposes of this Appendix V, Change Date means July 1, 2001, provided that each affected Participant is furnished a summary of material modifications that reflects the elimination of the annuity and installment distribution options as applied to Cost Care Amounts not less than 90 days prior to such date.

                                      43.

             APPENDIX VI: PARTICIPATION OF JOHN HANCOCK MUTUAL LIFE
                              INSURANCE EMPLOYEES

     Section 1.01 ELIGIBILITY. Effective March 1, 1997, individuals who were employed by John Hancock Mutual Life Insurance Company ("Hancock") on February 28, 1997, and who became Employees due to a corporate transaction on March 1, 1997 will be eligible to participate in this Plan to the extent they satisfy the Plan's eligibility requirements, taking into account the applicable service crediting provisions in Article III of the Plan.

     Section 1.02 PLAN MERGER. On March 31, 1997, The Investment-Incentive Plan for Hancock Employees ("Hancock Plan"), which contains a partial distribution option that is not generally available under the terms of this Plan, was merged into this Plan. Consequently, the partial distribution option described below applies only to assets (adjusted for future gains losses, and expenses) transferred to this Plan from the Hancock Plan ("Hancock Amount"). All references to a Participant's Hancock Amount are to that Participant's Hancock Amount as of the most recent Valuation Date.

     Section 1.03 HANCOCK DISTRIBUTION AND WITHDRAWAL OPTIONS.

          (a) GENERAL PLAN PROVISIONS. A Participant or a Beneficiary (as the case may be) may elect to receive his or her Hancock Amount pursuant to the withdrawal or the distribution provisions generally applicable to assets held under the Plan.

          (b)  PARTIAL DISTRIBUTIONS. Subject to the requirements of Code
Section 401(a)(9), a Participant who has attained age 59-1/2 or who is otherwise eligible for a Plan distribution that is not an in-service withdrawal, an Alternate Payee of such a Participant, or a Beneficiary who is the surviving spouse of such a Participant, may elect to receive all or a portion of such a Participant's Hancock Amount at any time.

                                      44.

                      APPENDIX VII: PARTICIPATING COMPANIES

The following entities are Participating Companies in this Plan as of January 1, 2001:

         Blue Cross of California

         Comprehensive Integrated Marketing Services

         WellPoint Behavioral Health, Inc.

         Cost Care, Inc.

         Professional Claim Services, Inc.

         WellPoint Development Company, Inc.

         UNICARE Life & Health Insurance Company

         UNICARE Capital Preferred Provider Organization, Inc.

         Rush Prudential Health Plans (became UNICARE Health Plans of the Midwest and UNICARE Health Plans, Inc.)

         Precision Rx, Inc.

The following entities were Participating Companies as of January 1, 1997:

         UNICARE Insurance Company (sold September 1, 1998)

         UNICARE of Texas Health Plans, Inc. (no employees as of
         January 1, 2001)


                                      45.

                     APPENDIX VIII: DISTRIBUTION PROVISIONS

     The information contained in this Appendix is consistent with the Plan's distribution provisions, and is generally required by law to be explicitly stated in the Plan.

          1.01 INCORPORATION BY REFERENCE OF 401(a)(9) REGULATIONS. Effective January 1, 1985, distributions will be made in accordance with the Regulations under Code Section 401(a)(9), including the minimum distribution incidental benefit requirement of Code Section 401(a)(9)(G).

          1.02 REQUIRED BEGINNING DATE. Notwithstanding anything contrary in the Plan, a Participant may not defer payment of Plan benefits past his or her required beginning date. If a Participant attains age 70-1/2 before January 1, 2000, or if the Participant is a 5% owner (within the meaning of Code Section 416(i)), his or her required beginning date is April 1 following the close of the calendar year in which the Participant attains age 70-1/2. If a Participant who is not a 5% owner attains age 70-1/2 on or after January 1, 2000, his or her required beginning date is April 1 of the later of (i) the calendar year following the calendar year in which the Participant attains age 70-1/2, or (ii) the calendar year following the calendar year in which Participant terminates employment.

          1.03 FORM. Except with respect to a UniCARE Amount, Cost Care Amount or NCPPO Amount subject to an annuity or installment election, a Participant's Plan benefits will be distributed in a single sum at the Participant's required beginning date if the Participant has not made a prior valid election to receive his or her benefits at an earlier distribution date. If the Participant's required beginning date occurs prior to his or her termination of employment, any benefits accrued during the Plan Year in which his or her required beginning date occurs, or any later year, will be distributed to the Participant no later than last day of the following calendar year.

          Any UniCARE Amounts, Cost Care Amounts or NCPPO Amounts subject to an annuity or installment election will be distributed to the Participant in the annuity contract form described in the applicable Appendix unless the Participant makes a valid election to receive an alternative form under the required procedures, provided, however, that the annual payment under any form must be not less than the 401(a)(9) amount described below.

          1.04 401(a)(9) AMOUNT FOR PARTICIPANTS. The minimum required distribution for each calendar year ("401(a)(9) amount"), starting with the calendar year preceding the calendar year in which the Participant's required beginning date occurs, is determined by dividing the Participant's Account, valued at the last day of the year, by the remaining life expectancy of the Participant. The life expectancy will not be recalculated. A new Annuity Starting Date will apply upon the occurrence of a standard distribution event under the Plan (E.G., the Participant's termination of employment or the termination of the Plan), and the Participant's subsequent Plan benefits will be redetermined to reflect prior benefit payments.

          1.05 BENEFICIARY DISTRIBUTIONS.

               (a) DEATH BEFORE REQUIRED BEGINNING DATE. If the Participant dies before his or her required beginning date, distribution of the Participant's entire Account,

                                      46.

other than any UniCARE Amount, Cost Care Amount and NCPPO Amount subject to an annuity or installment option will be completed by December 31 of the calendar year containing the fifth anniversary of the Participant's death. With respect to any UniCARE Amount, Cost Care Amount and NCPPO Amount subject to an annuity or installment option, distribution shall be made consistent with the preceding sentence except to the extent that the Beneficiary makes an election in accordance with the following paragraphs:

                    (i) DESIGNATED BENEFICIARY. If any portion of the Participant's UniCARE Amount, Cost Care Amount and NCPPO Amount that is subject to an annuity or installment option is payable to a designated Beneficiary, distributions may be made for a period certain not greater than the life expectancy of the designated Beneficiary commencing on or before December 31 of the calendar year immediately following the calendar year in which the Participant died.

                    (ii) SURVIVING SPOUSE. If the designated Beneficiary is the Participant's surviving spouse, the date that distributions payable for a period certain not greater than the life expectancy of the Participant's surviving spouse are required to begin to the Participant's surviving spouse shall not be earlier than the later of December 31 of the calendar year immediately following the calendar year in which the Participant died, and December 31 of the calendar year in which the Participant would have attained age 70-1/2.

                    (iii) DEATH OF SPOUSE. If the surviving spouse dies after the Participant, but before payments to the spouse begin, the provisions of this subsection, with the exception of paragraph (ii), shall be applied as if the surviving spouse were the Participant.

               (b) DEATH AFTER REQUIRED BEGINNING DATE. If a Participant dies after the Participant's required beginning date, any remaining Plan benefits attributable to the Participant's UniCARE Amount, Cost Care Amount and NCPPO Amount will continue to be distributed at least as rapidly as under the method of distribution in effect before the Participant's death.

          1.06 TIMING. Subject to Regulation 1.411(a)-11(c)(7) and the provisions of this Plan, benefits of a former Participant shall become payable no later than 60 days after the last to occur of (a) the last day of the Plan Year in which the Participant attains age 65, (b) the last day of the Plan Year in which the Participant separates from employment with the Company, or (c) the 10th anniversary of the last day of the Plan Year in which the Participant commenced participation in the Plan.

                                      47.

                                  APPENDIX IX:

                                    MERGER OF
             NATIONAL CAPITAL PREFERRED PROVIDER ORGANIZATION, INC.
                                   401(k) PLAN


          The National Capital Preferred Provider Organization, Inc. 401(k) Plan (the "NCPPO Plan") is merged with and into the Plan effective as of June 1, 1999 (the "Merger Date"). The merger of the Plan and NCPPO Plan is effected in accordance with the following provisions:

          1.01 ELIGIBILITY. Effective June 1, 1999, notwithstanding anything to the contrary in the Plan, each Employee who is a participant in the NCPPO Plan on May 31, 1999 will be eligible to participate in the Plan in accordance with the provisions in Article IV.

          1.02 TRANSFER OF ACCOUNT BALANCES. The account balances of each participant (including former and active employees of NCPPO) in the NCPPO Plan (each an "NCPPO Participant") will be transferred to the Plan through a direct transfer from the trust fund of the NCPPO Plan to the Trust Fund for the Plan on the Merger Date and will be held on behalf of the NCPPO Participants. References in the Plan to "Participant" shall include any NCPPO Participant who ceased to be an employee of NCPPO before the Merger Date. The rights and benefits of such an individual will be determined in accordance with the provisions of the NCPPO Plan in effect on the date on which such NCPPO Participant ceased to be an NCPPO employee. Such rights and benefits also will be subject to any provisions of the Plan that are specifically made effective to such date.

          1.03 AMOUNT OF ACCOUNT. The account balance maintained for each NCPPO Participant immediately prior to the Merger Date shall be credited to the Account maintained for such individual under the Plan immediately after the Merger Date.

          1.04 PROTECTED BENEFITS. The terms and provisions of the Plan will govern the rights, benefits and entitlements of all Participants and any other individuals who have an interest in an Account under the Plan. The terms and provisions of the NCPPO Plan are extinguished and will cease to have any force or effect as of the Merger Date. However, this Appendix IX is designed to preserve under the Plan any benefits that were accrued under the NCPPO Plan prior to the Merger Date to the extent such benefits are protected under Code
Section 411(d)(6) (`Protected Benefits'). Consequently, this Appendix IX is applicable only to assets (adjusted for future gains, losses, expenses and restorations of forfeitures) transferred to the Plan from the NCPPO Plan ("NCPPO Amount") on behalf of an NCPPO Participant. All references to a Participant's NCPPO Amount in this Appendix are to that Participant's NCPPO Amount as of the most recent Valuation Date. The following benefits, rights and features are Protected Benefits with respect to NCPPO Amounts:

               (a) An NCPPO Participant's right to withdraw amounts attributable to his or her after-tax contributions, subject to distribution provisions in Section 1.09 below.

                                      48.

               (b) The automatic and optional distribution forms of benefit specified below in Section 1.09 below.

          1.05 IMMEDIATE VESTING. An NCPPO Participant's NCPPO Amount will be fully vested at the Merger Date to the extent not previously vested.

          1.06 INVESTMENT OF ACCOUNT BALANCE. The account balances transferred from the NCPPO Plan to the Plan will be invested in such Fund or Funds as the Committee deems appropriate. Following reconciliation of the transferred account balances, the NCPPO Amount will be invested in accordance with each Participant's investment directive.

          1.07 SERVICE CREDIT. Service recognized under the NCPPO Plan will not be taken into account for purposes of determining whether a NCPPO Participant is eligible for the Grandfathered Match that was implemented in 1997.

          1.08 PREVIOUS AUTHORIZATIONS. All distributions in progress, outstanding loans, beneficiary designations and qualified domestic relations orders under the NCPPO Plan, except as provided to the contrary in this Appendix will be effective under the Plan as of the Merger Date until such time as such distributions in progress, outstanding loans, beneficiary designations and qualified domestic relations orders shall be made under the Plan for NCPPO Participants.

          1.09 DISTRIBUTIONS.

               (a) GENERAL PLAN PROVISIONS. A NCPPO Participant may elect to receive his or her NCPPO Amount pursuant to the withdrawal or the distribution provisions (E.G., a single sum) generally applicable to assets held under the Plan.

               (b) ANNUITY OPTIONS. For distributions that begin prior to the Change Date described in Section 1.13, a NCPPO Participant may elect to have his or her NCPPO Amount used to purchase a nontransferrable annuity contract that will be distributed to the Participant in full satisfaction of all Plan obligations to the Participant and the Participant's Beneficiaries with regard to the Participant's NCPPO Amount. A Participant who makes such an election will be subject to the Notice and Waiver Provisions contained in Section 1.10 of this Appendix and to the following additional requirements.

                    (i) NORMAL FORM. If the Participant is not married on his or her Annuity Starting Date, the Participant's Normal Form will be a single life annuity with an installment refund. If the Participant is married on his or her Annuity Starting Date, the Participant's Normal Form will be an immediate annuity for the life of the Participant with a survivor annuity for the life the Participant's spouse (determined as of the date of distribution of the contract) which is 50% of the amount of the annuity that is payable during the joint lives of the Participant and the Participant's spouse.

                    (ii) ALTERNATE FORM. Subject to the requirements of Code
Section 401(a)(9) and the consent requirements in Section 1.10(c) below, a Participant may elect to receive:

                    (A) a single life annuity with a certain period of five, ten or fifteen years;

                    (B)  a straight life annuity;

                                      49.

                    (C) a reduced immediate annuity for his or her life with a survivor annuity with installment refund that is 50%, 66-2/3% or 100% of the amount of the annuity that is payable during the joint lives of the Participant and the Beneficiary;

                    (D) a fixed period annuity for any period of whole months not less than sixty, provided the payout term does not exceed the life expectancy of the Participant and Beneficiary where the life expectancy is not recalculated; or

                    (E) substantially equal annual installments over a period certain that does not extend beyond the life expectancy of the Participant or the joint life expectancies of the Participant and the Participant's Beneficiary. Life expectancies will not be recalculated.

          1.10 NOTICE AND WAIVER PROVISIONS. Subject to the "Special Waiver of 30-Day Requirement" rules in Article XI of this Plan, the following provisions are applicable to distributions and withdrawals described in Section 1.10(b) and
Section 1.11(a) of this Appendix.

               (a) NOTICE. No less than 30 days and no more than 90 days before the Annuity Starting Date, the Committee will provide the Participant, or the Participant's surviving spouse, as the case may be, with a written explanation of the terms and conditions of the Normal Form, the right to make, and the effect of, an election to waive the Normal Form, the right of the Participant's spouse (if any) to approve a Participant's waiver, the right to revoke a waiver and the effect of revoking a waiver.

               (b) PROCEDURE. A waiver must be made on a form prepared by, and delivered to, the Committee no earlier than 90 days before the Annuity Starting Date. The Participant, or the Participant's surviving spouse, as the case may be, may revoke or change a waiver at any time before the Annuity Starting Date by delivering a subsequent form to the Committee that satisfies the Plan's waiver procedures.

               (c)  ADDITIONAL CONDITIONS APPLICABLE TO MARRIED PARTICIPANTS.

                    (i) WAIVER. A Participant's spouse must waive any rights to the Participant's Normal Form in a document prepared by and delivered to the Committee, that acknowledges the effect of the waiver, and that is witnessed by a notary public. In the waiver, the Participant's spouse must either consent to the specific non-spouse Beneficiary or Beneficiaries named by the Participant, and the optional form of benefit selected by the Participant, or acknowledge that the surviving spouse had the right to limit consent only to a specific non-spouse Beneficiary or Beneficiaries, and to a specific optional form of benefit, and that the surviving spouse voluntarily elected to relinquish that right.

                    (ii) CONSENT UNNECESSARY. If the Participant is legally separated or abandoned (within the meaning of local law) and the Participant has a court order to that effect (and there are no Qualified Domestic Relations Orders as defined in Code Section 414(p) that provide otherwise), or the spouse cannot be located, then the waiver described in the preceding paragraph need not be filed with the Committee when a married Participant elects an optional form of benefit.

                    (iii) EFFECT OF CONSENT. Any waiver by a spouse obtained pursuant to these procedures (or establishment that the consent of a spouse could not be obtained) is effective only with respect to that spouse.

                                      50.

          1.11 DEATH BENEFITS. Subject to the requirements of Code Section 401(a)(9), the following death benefit provisions apply to NCPPO Amounts.

               (a) MARRIED PARTICIPANT WHO ELECTED AN ANNUITY. For distributions made prior to the Change Date described in Section 1.13, if a married Participant properly elects an annuity pursuant to the terms of this Appendix and dies before his or her Annuity Starting Date, the Participant's NCPPO Amount will be used to purchase a single life annuity (the Normal Form) for the Participant's surviving spouse as soon as administratively possible after the Participant's spouse requests purchase of such an annuity. Pursuant to the Notice provisions of Sections 1.10(a) and (b) of this Appendix, the Participant's surviving spouse may elect to receive the Participant's NCPPO Amount pursuant to the distribution provisions generally applicable to assets held under the Plan instead of in the Normal Form of a single life annuity with an installment refund.

               (b) UNMARRIED PARTICIPANT. If an unmarried Participant dies before his or her Annuity Starting Date, the Participant's NCPPO Amount will be distributed pursuant to the distribution provisions generally applicable to assets held under the Plan and neither the annuity nor the installment provisions of this Appendix will not apply.

               (c) MARRIED PARTICIPANT WHO DID NOT ELECT AN ANNUITY BEFORE THE CHANGE DATE. If a married Participant who did not properly elect an annuity pursuant to the terms of this Appendix dies before his or her Annuity Starting Date, the Participant's NCPPO Amount will be distributed pursuant to the distribution provisions generally applicable to assets held under the Plan and neither the annuity nor the installment provisions of this Appendix will apply.

          1.12 LOANS. A Participant must obtain the consent of his or her spouse to a loan from the Plan to the extent the loan is secured by the Participant's NCPPO Amount and is made prior to the Change Date described in Section 1.13. The spouse's consent must be provided as described in Section 1.10(c) above.

          1.13 CHANGE DATE. For purposes of this Appendix V, Change Date means July 1, 2001, provided that each affected Participant is furnished a summary of material modifications that reflects the elimination of the annuity and installment distribution options as applied to NCPPO Amounts not less than 90 days prior to such date.

                                      51.

                                   APPENDIX X:
             MERGER OF RUSH PRUDENTIAL HEALTH PLANS RETIREMENT PLAN

          1.01 ELIGIBILITY. Effective the first day of the first payroll period beginning after March 3, 2000 ("Acquisition Date"), notwithstanding anything to the contrary in the Plan, each individual employed by Rush Prudential Health Plans ("Rush Prudential") on the day immediately preceding the Acquisition Date who becomes an Employee as of the Acquisition Date will be eligible to participate in the Plan to the extent that he or she satisfies the Plan's eligibility requirements, taking into account the applicable service crediting provisions in Article III of the Plan.

          1.02 TRANSFER OF ACCOUNT BALANCES. As soon as administratively possible following the Acquisition Date, the Rush Prudential Health Plans Retirement Plan ("Rush Pru Plan") will be merged into this Plan, thereby amending the terms of the Rush Pru Plan, which will cease to have any force or effect. In connection with the merger, the account balance of (i) each individual participating in the Rush Pru Plan who became an Employee as of the Acquisition Date, and (ii) each former employee of Rush Prudential with a balance in the Rush Pru Plan as of the merger date (each a "Rush Pru Employee") will be transferred to the Plan. References in the Plan to "Participant" include any Rush Pru Employee who ceased to be an employee of Rush Prudential prior to the Acquisition Date, but had an account balance under the Rush Pru Plan as of the merger date.

          1.03 SERVICE CREDIT. Service recognized under the Rush Pru Plan will not be taken into account for purposes of determining whether a Rush Pru Employee is eligible for the Grandfathered Match that was implemented in 1997. Service recognized under the Rush Pru Plan will be taken into account for purposes of determining whether a Rush Pru Employee has incurred five One Year Periods of Severance.

          1.04 PREVIOUS AUTHORIZATIONS. All distributions in progress, outstanding loans, beneficiary designations and qualified domestic relations orders initiated under the Rush Pru Plan, except as provided to the contrary in this Appendix, will be administered under the Plan as of the merger date.

          1.05 RESTORATION OF FORFEITURES. Each Rush Pru Employee who became an Employee as of the Acquisition Date was fully vested in any benefits accrued under the Rush Pru Plan. Under the terms of the Rush Pru Plan, the nonvested portion of a participant's account balance (if any) was forfeited at the earlier of (i) the date the participant received a distribution or (ii) the date the participant had a one-year break in service.

               (a) RETURN TO SERVICE. If an individual described in clause (i) above becomes an Employee after the Acquisition Date but before incurring five consecutive one-year breaks in service (as determined under the Rush Pru Plan), the amount forfeited will be restored (without earnings) to the individual's Account under the Plan if the individual pays to this Plan the full amount of such distribution within five years after the date of his employment as an Employee. If an individual described in clause (ii) above becomes an Employee after the Acquisition Date and before incurring five consecutive one-year breaks in service, the amount forfeited will be restored to the individual's Account under the Plan.

                                      52.
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               (b)  FUNDS. Funds for restoring forfeitures under this Section will be drawn from a special contribution the Plan to be made by the appropriate Participating Company, as determined by the Committee. The special contribution will not be subject to the limitations under the Internal Revenue Code Section 415.

                                      53.